UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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SEARCHLIGHT MINERALS CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEARCHLIGHT MINERALS CORP.

Suite 120 - 2441 West Horizon Ridge Pkwy.

Henderson, Nevada 89052

(702) 939-5247

March 22, 2012

To the Stockholders of Searchlight Minerals Corp.:

It is with great pleasure that I extend a cordial invitation to attend the Annual Meeting of Stockholders of Searchlight Minerals Corp. to be held on Tuesday, May 8, 2012 at 10 a.m., local time, at the Ibis Golf & Country Club, 8225 Ibis Boulevard, West Palm Beach, Florida 33412, (561) 625-8500.

PLEASE NOTE that that the Annual Meeting will be held at a private facility with a guarded gate. If you plan to the Annual Meeting in person, you will need to RSVP us on or before May 7, 2012 and advise us that you will be attending the Annual Meeting. We will place your name on a list of persons who may be admitted to the Annual Meeting. Only persons on the list will be admitted into the facility to attend the Annual Meeting. You also will be required to present a form of photo identification, such as a driver’s license, at the gate in order to gain access to the facility to attend the Annual Meeting. If you do not RSVP us on or before May 7, 2012 and advise us that you will be attending the Annual Meeting in person, and further do not present a form of photo identification at the gate, you will not be granted access to the facility in order to attend the Annual Meeting.

In order to RSVP for your attendance in person at the Annual Meeting, please contact our Corporate Secretary, Carl Ager, either by:

•	mail, addressed to:

Searchlight Minerals Corp.

Suite 120 - 2441 West Horizon Ridge Pkwy.

Henderson, Nevada, 89052

Attn: Carl Ager, Corporate Secretary, or

•	telephone, at (702) 939-5247, or

•	email, addressed to: cager@searchlightminerals.com.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached proxy statement.

This year, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail. For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Martin B. Oring
Martin B. Oring
President and Chief Executive Officer

SEARCHLIGHT MINERALS CORP.

Suite 120 - 2441 West Horizon Ridge Pkwy.

Henderson, Nevada 89052

(702) 939-5247

March 22, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 8, 2012

The Annual Meeting of Stockholders of Searchlight Minerals Corp. will be held on Tuesday, May 8, 2012 at 10 a.m., local time, at the Ibis Golf & Country Club, 8225 Ibis Boulevard, West Palm Beach, Florida 33412, (561) 625-8500, for the following purposes:

1.	The election of two directors assigned to Class III of the Board of Directors of Searchlight for three year terms expiring at the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

2.	To consider and vote upon an amendment to our Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock.

3.	To consider and vote upon an amendment to our 2009 Stock Incentive Award Plan (the “2009 Incentive Plan”) to increase the number of shares of our common stock reserved for issuance thereunder from 3,250,000 shares to 7,250,000 shares.

4.	To consider and vote upon an amendment to our 2009 Equity Incentive Plan for Directors (the “2009 Directors Plan”) to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 2,750,000 shares.

5.	To provide a non-binding advisory vote approving our executive compensation program.

6.	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.

7.	To ratify the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011.

8.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 16, 2012 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Searchlight common stock is entitled to one vote on all matters presented at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail. For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. The proxy is revocable by you at any time prior to its use at the Annual Meeting.

By Order of the Board of Directors

/s/ Martin B. Oring
Martin B. Oring
President and Chief Executive Officer

Henderson, Nevada

March 22, 2012

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING	1

PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS	6

PROPOSAL NO. 2 - amendment to Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock	10

PROPOSAL NO. 3 - amendment to 2009 Stock Incentive Award Plan to increase the number of shares of our common stock reserved for issuance thereunder from 3,250,000 shares to 7,250,000 shares	12

PROPOSAL NO. 4 - amendment to 2009 Equity Incentive Plan for Directors to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 2,750,000 shares	16

PROPOSAL NO. 5 - non-binding advisory vote approving OUR executive compensation program	20

PROPOSAL NO. 6 - non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future	20

PROPOSAL NO. 7 - RATIFICATION OF APPOINTMENT of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21

CORPORATE GOVERNANCE	22

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

Executive Compensation	33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55

PRINCIPAL AUDITOR FEES AND SERVICES	56

OTHER MATTERS	56

STOCKHOLDER PROPOSALS FOR the next annual meeting of stockholders	57

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT	58

APPROVAL OF THE BOARD OF DIRECTORS	59

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PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON Tuesday, May 8, 2012

We are providing these proxy materials in connection with our Annual Meeting of Stockholders. This proxy statement and the related proxy card will be first sent to the stockholders on or about March 22, 2012. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	Our Board of Directors is soliciting your vote at the Annual Meeting of Stockholders.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on six proposals:

•	To elect two directors assigned to Class III of the Board of Directors of Searchlight for three year terms expiring at the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

•	To vote upon an amendment of our Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock.

•	To vote upon an amendment to our 2009 Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder from 3,250,000 shares to 7,250,000 shares.

•	To vote upon an amendment to our 2009 Directors Plan to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 2,750,000 shares.

•	To provide a non-binding advisory vote approving our executive compensation program.

•	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.

•	To ratify the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011.

We will also consider any other business that may properly come before the Annual Meeting.

Q:	What are the Board of Directors’ recommendations?

A:	The Board of Directors recommends a vote:

•	FOR Proposal 1, the election of the two nominees for director assigned to Class III of the Board of Directors.

•	FOR Proposal 2, the amendment of our Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock.

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•	FOR Proposal 3, the amendment to our 2009 Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder from 3,250,000 shares to 7,250,000 shares.

•	FOR Proposal 4, the amendment to our 2009 Directors Plan to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 2,750,000 shares.

•	FOR Proposal 5, the non-binding advisory vote approving our executive compensation program.

•	On Proposal No. 6, the advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, the Board recommends a 3-year timeline.

•	FOR Proposal 7, the approval of the ratification of the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011.

Q:	Who is entitled to vote at the Annual Meeting?

A:	The Board of Directors set March 16, 2012 as the record date for the Annual Meeting (the “record date”). All stockholders who owned Searchlight common stock at the close of business on March 16, 2012 may attend and vote at the Annual Meeting.

Q:	How many votes do I have?

A:	You will have one vote for each share of common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:	Many stockholders of Searchlight hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

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Q.	How do I vote?

A.	For stockholders whose shares are registered in their own names, as an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail. For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR an amendment of the Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock (Proposal No. 2), FOR the increase in the number of shares reserved for issuance under the Searchlight 2009 Incentive Plan (Proposal No. 3), FOR the increase in the number of shares reserved for issuance under the Searchlight 2009 Director Plan (Proposal No. 4), FOR the non-binding advisory vote approving our executive compensation program (Proposal No. 5), FOR an advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, for which the Board recommends a 3-year timeline (Proposal No. 6) and FOR the ratification of the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 7), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the Annual Meeting. If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. Stockholders who have elected to receive the Proxy Statement electronically will be receiving an email with information on how to access stockholder information and instructions for voting.

Q.	How do I obtain copies of proxy materials?

A:	In accordance with Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO: SEARCHLIGHT MINERALS CORP., SUITE 120 - 2441 WEST HORIZON RIDGE PKWY., HENDERSON, NEVADA, 89052, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K/A IS ALSO AVAILABLE AT OUR INTERNET ADDRESS AT WWW.SEARCHLIGHTMINERALS.COM.

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Q.	How many votes can be cast by all stockholders?

A.	Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 131,018,318 shares of common stock outstanding and entitled to vote on the record date.

Q:	How many votes must be present to hold the Annual Meeting?

A:	A majority of the outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What are the voting requirements with respect to each of the proposals?

A:	Proposal 1 – Election of Class III Directors. Directors are elected by a plurality of the votes cast. This means that the individuals nominated as Class III nominees for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

Proposal 2 – Amendment of the Articles of Incorporation to Authorize a Class of up to 40,000,000 Shares of Preferred Stock. The affirmative vote of a majority of the shares of common stock issued and outstanding as of the record date is required to approve the proposal to amend the Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock.

Proposal 3 - Increase in the Number of Shares Reserved for Issuance under the Searchlight 2009 Incentive Plan. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Proposal 4 - Increase in the Number of Shares Reserved for Issuance under the Searchlight 2009 Director Plan. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Proposal 5 - Non-binding advisory vote approving our executive compensation program. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Proposal 6 - Advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, for which the Board recommends a 3-year timeline. This matter is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years. Therefore, the provisions of our bylaws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and, if applicable, broker non-votes, will not be counted as expressing any preference.

Proposal 7 - Ratification of the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011. To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

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Q:	What if I do not vote for the items listed on my proxy card?

A:	If you hold shares in your name and you return your signed proxy card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. With respect to any other matter that properly comes before the Annual Meeting, the proxyholders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers who hold shares in street name for their customers which are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. When a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not considered present, in person or represented by proxy, and entitled to vote at the Annual Meeting with respect to the matters to which they apply. However, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposals 1 (election of Class III directors), 2 (amendment of the Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock), 3 (increase in the number of shares reserved for issuance under the Searchlight 2009 Incentive Plan), 4 (increase in the number of shares reserved for issuance under the Searchlight 2009 Plan Director Plan), 5 (non-binding advisory vote approving the Company’s executive compensation program), and 6 (advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, for which the Board recommends a 3-year timeline) and because those proposals involve matters that are considered non-routine.

•	Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 7 (ratification of auditors) because that proposal involves matters that are considered routine.

Q:	Can I change or revoke my vote after I return my proxy card?

A:	Yes. Even if you sign the proxy card in the form accompanying this proxy statement, you retain the power to revoke your proxy. You can revoke your proxy at any time before it is exercised by giving written notice to our Corporate Secretary specifying such revocation.

Q:	What does it mean if I receive more than one proxy?

A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

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Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the record date, or their duly appointed proxies, may attend.

Q:	What do I need to bring to the Annual Meeting and when should I arrive?

A:	In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of our common stock on the record date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a stockholder must present the proxy card, properly executed, to be admitted. Stockholders and proxyholders must also present a form of photo identification such as a driver’s license.

The Annual Meeting will be held on Tuesday, May 8, 2012 at 10 a.m., local time, at the Ibis Golf & Country Club, 8225 Ibis Boulevard, West Palm Beach, Florida 33412, (561) 625-8500. Admission to the Annual Meeting will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10 a.m., we recommend you arrive early.

Q:	Who pays for the proxy solicitation and how will our Board of Directors solicit votes?

A:	We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy material to beneficial owners of the shares. We may reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Q:	How do I find out the voting results?

A:	Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS

General

Our bylaws provide that the terms of office of the members of our board of directors be divided into three classes, Class I, Class II and Class III, the members of which serve for a staggered three-year term. The terms of the current Class I, Class II and Class III directors are set to expire at the next annual meeting of stockholders in 2013, 2012 and 2011, respectively. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire are elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election or until their successors are elected and qualify, subject to their prior death, resignation or removal. Our board presently consists of six directors. Two directors serve in each class.

At the Annual Meeting, two directors comprising the Class III directors are to be elected. The Board of Directors has proposed the nominees listed below for election as Class III directors to serve until the 2014 Annual Meeting, or until their successors are duly elected and qualified. All of the nominees listed below currently serve as Class III directors on our Board of Directors and all of the nominees were recommended for re-election by our Board of Directors.

You are being requested to vote separately on the Class III director nominees in Proposal 1 of this proxy statement.

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Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a three year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies will be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

Our board members are encouraged to attend meetings of the board of directors and the annual meeting of stockholders. The board of directors held 46 meetings and adopted 4 unanimous written consents in lieu of meetings in 2010. Officers serve at the discretion of the board of directors. None of our directors or executive officers is related to one another.

Business Experience of Nominees

Set forth below is certain information with respect to each nominee for election as a Class III director:

Name	Age	Position Held
Martin B. Oring	66	Director (Class III), Chief Executive Officer and President
Robert D. McDougal	79	Director (Class III)

Martin B. Oring, Director, President and Chief Executive Officer. Mr. Oring has been a member of our board of directors since October 6, 2008 and our President and Chief Executive Officer since October 1, 2010. Mr. Oring, a senior financial/planning executive, has served as the President of Wealth Preservation, LLC, a financial advisory firm that serves high-net-worth individuals, since 2001. Since the founding of Wealth Preservation, LLC in 2001, Mr. Oring has completed the financial engineering, structuring, and implementation of over $1 billion of proprietary tax and estate planning products in the capital markets and insurance areas for wealthy individuals and corporations. From 1998 until 2001, Mr. Oring served as Managing Director, Executive Services at Prudential Securities, Inc., where he was responsible for advice, planning and execution of capital market and insurance products for high-net-worth individuals and corporations. From 1996 to 1998, he served as Managing Director, Capital Markets, during which time he managed Prudential Securities’ capital market effort for large and medium-sized financial institutions. From 1989 until 1996, he managed the Debt and Capital Management group at The Chase Manhattan Corporation as Manager of Capital Planning (Treasury). Prior to joining Chase Manhattan, he spent approximately eighteen years in a variety of management positions with Mobil Corporation, one of the world’s leading energy companies. When he left Mobil in 1986, he was Manager, Capital Markets & Investment Banking (Treasury). Mr. Oring is also currently a director and chief executive officer of PetroHunter Energy Corporation, and was previously a director of Parallel Petroleum Corporation, each of which is a publicly traded oil and gas exploration and production company. He also serves as a director of Falcon Oil & Gas Australia Limited, a subsidiary of Falcon Oil & Gas Ltd., an international oil and gas exploration and production company, headquartered in Denver, Colorado, which trades on the TSX Venture Exchange. Mr. Oring has served as a Lecturer at Lehigh University, the New York Institute of Technology, New York University, Xerox Corporation, Salomon Brothers, Merrill Lynch, numerous Advanced Management Seminars, and numerous in-house management courses for a variety of corporations and organizations. He has an MBA Degree in Production Management, Finance and Marketing from the Graduate School of Business at Columbia University, and a B.S. Degree in Mechanical Engineering from Carnegie Institute of Technology. As a financial planner and an executive with experience in banking and finance, and as an Audit Committee financial expert, we believe that Mr. Oring contributes his leadership skills, knowledge and finance background, and business experience to our board of directors. In addition, we believe that Mr. Oring’s membership on our board of directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

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Robert D. McDougal, Director. Mr. McDougal has been a member of our board of directors since July 25, 2005. He is a Certified Public Accountant. He began practicing public accounting in 1973 and established his own practice in 1981. The major portion of the practice is with mining and mining related clients including public companies, private companies, partnerships and individuals. He was a director and officer of GEXA Gold Corporation, a publicly traded mining company, from 1985 to 2001. Mr. McDougal was one of the founders of Millennium Mining Corporation which has been merged into Gold Summit Corporation, a publicly traded company. He is the managing partner of GM Squared, LLC, which holds numerous mining claims. He also serves as the chief financial officer and a director of Ireland Inc., a publicly traded exploration stage company primarily focused on the acquisition and exploration of mining properties, of which Nanominerals is the principal stockholder. He served on the Nevada Society of Certified Public Accountants Committee on Natural Resources for seven years, four years as chairman. Prior to this time, Mr. McDougal served 20 years in the United States Air Force, retiring with the rank of Major. Following his retirement from the United States Air Force, Mr. McDougal obtained a Bachelor of Arts degree in accounting from the University of Nevada, Reno, graduating with distinction. As an accountant and an executive with experience in working with mining companies and as an Audit Committee financial expert, we believe that Mr. McDougal contributes his leadership skills, knowledge, finance and technology background, and business experience to our board of directors. In addition, we believe that Mr. McDougal’s membership on our board of directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Other Directors, Executive Officers and Consultants

The following table sets forth information concerning our Class II and Class I directors and our executive officers:

Name	Age	Position Held
J.C. McFarland	64	Director (Class II)
Carl S. Ager	37	Director (Class II)
Jordan M. Estra	64	Director (Class I)
Michael W. Conboy	36	Director (Class I)
Melvin L. Williams	51	Chief Financial Officer

J.C. McFarland, Director. Mr. McFarland has been a member of our board of directors since May 1, 2010. Mr. McFarland has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was Chairman and Chief Executive Officer from 1986 until its sale in 1997. Since 1997, he has been a consultant with McFarland Advisors, Inc. He served on the boards of NYSE-listed Venoco, Inc. from 2004 through the present, NYSE-listed Huntway Refining from 1988 to 2001, and privately held Gotland Oil, Inc. from 2000 to 2001. He was President of the California Independent Petroleum Association from 1996 to 1998. Mr. McFarland earned a B.S. Degree in Business Administration (Finance and Accounting) from the University of California, Berkeley, along with graduate programs in management and finance at Harvard and Stanford Universities. Mr. McFarland is a certified public accountant who has elected inactive license status, and is a “Financial Expert” in accordance with SEC and exchange listing Audit Committee requirements. In determining Mr. McFarland's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience and expertise in finance, accounting and management. In addition, the Board believes that Mr. McFarland’s membership on the Company’s Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Carl S. Ager, Director, Vice President, Secretary and Treasurer. Mr. Ager has been a member of our board of directors since July 25, 2005 and our Vice President, Secretary and Treasurer since October 7, 2005. In 1997, Mr. Ager obtained his Bachelor of Applied Sciences – Engineering Geophysics degree from Queen’s University in Kingston, Ontario. Since January, 2003, Mr. Ager has been President of CSA Management Corp, a private Nevada corporation which provides consulting services, including business planning and administration. However, CSA has not had active operations since 2005. Mr. Ager also served as Vice President and a director of Nanominerals from June 2003 until June 2007. Prior to joining Nanominerals and CSA Management, Mr. Ager’s experience included working as an investment executive for Scotia McLeod, one of Canada’s leading full-service brokerage firms (2000-2002). As an engineer and an executive with experience in working with natural resource companies, we believe that Mr. Ager contributes his leadership skills, knowledge, finance and technology background, and business experience to our board of directors. In addition, we believe that Mr. Ager’s membership on our board of directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

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Jordan M. Estra, Director. Mr. Estra has been a member of our board of directors since March 1, 2010. Mr. Estra currently serves as the president and chief executive officer, as well as a director, of Ensurge Inc., a mining investment company that is seeking gold mining opportunities in Brazil. Mr. Estra also serves on the board of directors of Starcore International Mines Ltd. and Meadow Bay Gold Corp., each of which companies are listed on the Toronto Stock Exchange. From May 2009 until July 2010, Mr. Estra served as the Managing Director of Private Equity at Sutter Securities Incorporated in San Francisco, California and Boca Raton, Florida, where he specialized in raising capital for emerging natural resource companies. From October 2009 through December 2009, Mr. Estra served as the Chief Executive Officer of Signature Exploration and Production Corp. From April 2007 to April 2009, Mr. Estra was a Managing Director of Investment Banking with Jesup & Lamont Securities, Inc. Mr. Estra was a Senior Vice President of Investment Banking with Dawson James Securities, Inc. from September 2006 to March 2007 and a Managing Director of Healthcare Investment Banking with Stanford Financial Group from June 2003 to September 2006. From 1986 to 2003 Mr. Estra held senior research and/or investment banking positions with a number of brokerage and investment banking firms. From 1971 to 1986 Mr. Estra held various positions in finance, corporate strategic planning and marketing with AMAX, Inc., a global natural resources leader with interests in precious metals, copper, lead, zinc, coal, oil and gas, molybdenum, tungsten and iron ore. He served as Assistant to the Chairman and was Vice President of Marketing and Strategic Planning when he resigned in 1986 to pursue a career on Wall Street. Mr. Estra graduated with High Distinction from Babson College with a degree in International Economics and with Honors from the Columbia University Graduate School of Business with an MBA in Finance. He holds Series 7, 24, 63, 86 and 87 securities licenses. As an investment banker and an executive with experience in working with natural resource companies and as an Audit Committee financial expert, we believe that Mr. Estra contributes his leadership skills, knowledge, finance and technology background, and business experience to our board of directors. In addition, we believe that Mr. Estra’s membership on our board of directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Michael W. Conboy, Director. Mr. Conboy has been a member of our board of directors since October 26, 2010. Since 2003, Mr. Conboy has worked at Luxor Capital Group, LP, an investment management firm based in New York, New York, and currently serves as its Director of Research. Luxor Capital Group, LLC is one of the Company’s principal stockholders. From 2000-2003, Mr. Conboy worked as a distressed investments analyst at ING in New York and London for ING’s internal proprietary desk, where he was actively involved in numerous restructurings. Since 2010, he also has served as the Chairman of the Board of Directors of CML Metals Corp., which is focused on redeveloping the Comstock/Mountain Lion iron ore mine in southwestern Utah. Mr. Conboy also serves as a director of Innovate Loan Servicing Corporation, a finance company focused on the subprime auto loan sector. Mr. Conboy earned his B.S. in Business Administration from Georgetown University. As an investment banker and an executive with experience in working with natural resource companies, we believe that Mr. Conboy contributes his leadership skills, knowledge, finance and industry background, and business experience to our Board of Directors. In addition, we believe that Mr. Conboy’s membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Melvin L. Williams, Chief Financial Officer. Mr. Williams has been our Chief Financial Officer since June 14, 2006. Mr. Williams is a certified public accountant with over 20 years' experience in the public accounting industry with the firm of Cupit, Milligan, Ogden and Williams in Reno, Nevada. During this period, he provided auditing, consulting, merger/acquisition, valuation and tax services to companies in the manufacturing, technology, mining, healthcare and service industries, including publicly traded mining companies, as well as to various non-profit organizations. From 1984 until 1987, Mr. Williams served on the accounting staff of the University of Oregon Foundation, a private fund raising entity that also maintains endowment and trust investments for the continuing support of the University. Mr. Williams, a member of the American Institute of Certified Public Accountants since 1989, is also a member of the Nevada Society of CPAs and past president of the Reno, Nevada chapter of the Institute of Management Accountants. He earned a Bachelor of Business Administration degree at the University of Oregon in 1983.

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Consultants

Nanominerals is a private Nevada corporation principally engaged in the business of mineral exploration. We have engaged Nanominerals as a consultant to provide us with the use of its laboratory, instrumentation, milling equipment and research facilities which has allowed us to perform tests and analysis both effectively and in a more timely manner than would otherwise be available from other such consultants. Dr. Charles A. Ager performs the services for us in his authorized capacity with Nanominerals under our consulting arrangement with Nanominerals. Dr. Ager currently is the sole officer and director of Nanominerals, and controls its day to day operations. The following sets forth certain biographical information with respect to Dr. Ager:

Dr. Charles A. Ager is a geophysical engineer with approximately 40 years of experience in the areas of mining discovery and production. He is a registered geophysicist in the State of California and a registered professional engineer and professional geoscientist in British Columbia, Canada. Dr. Ager received a PhD degree in geophysics from the University of British Columbia in 1974 and a Masters of Science degree from the University of British Columbia in 1972. He received his undergraduate degree in mathematics and physics from California State University, Sacramento in 1968. Dr. Ager has been associated with Nanominerals from 1988 until present. Dr. Ager was the Chairman of ABM Mining Group from 1979 until 1988, when it was acquired by Northgate Mining. ABM Mining Group was involved in providing technical and financial assistance in building and operating medium sized mining companies. Project duties included property acquisition, exploration, permitting, development, production and finance. Dr. Ager also was the President of the Ager Group of Geotechnical Companies from 1968 to 1979. The Ager Group of Geotechnical Companies was involved in providing technical and financial assistance for exploration and development projects in Canada, the United States, Africa and the Far East. Project work included the use of water, ground and air surveys in the exploration for oil and gas, coal, industrial minerals and base and precious metals. Dr. Ager is a member of the Association of Professional Engineers and Geoscientists of British Columbia, Canada, the Society of Exploration Geophysicists and the Society of Mining, Metallurgy and Exploration.

Vote Required

Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors as Class III directors who receive the most FOR votes (among votes properly cast in person or by proxy) in each respective class will be elected. Nominees do not need to receive a majority of the votes cast to be elected as Class III directors.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of the nominees to the Board of Directors as Class III directors.

PROPOSAL NO. 2
AMENDMENT OF ARTICLES OF INCORPORATION to AUTHORIZe CLASS OF PREFERRED STOCK

General

On October 14, 2011, the Board of Directors approved a proposal to adopt an amendment to our Articles of Incorporation, subject to stockholder approval. The proposed amendment to the Articles of Incorporation will have the effect of authorizing a class of up to 40,000,000 shares of preferred stock. The description herein is a summary of the proposed amendment to the Articles of Incorporation, and is subject to and qualified by the complete text of the Articles of Incorporation.

This proposal will be voted upon by our stockholders at the Annual Meeting and will be discussed in detail below. If our stockholders approve this Proposal 2, the Articles of Incorporation will contain a provision authorizing a class of up to 40,000,000 shares of preferred stock.

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Authorization of Class of Preferred Stock

Our current Articles of Incorporation authorize the issuance of up to 400,000,000 shares of common stock, par value $0.001 per share. The current Articles of Incorporation do not include a provision for the authorization of a class of preferred stock. This Proposal 2 seeks the approval of our stockholders to authorize a class of up to 40,000,000 shares of preferred stock, par value $0.001 per share.

The Board of Directors has approved the authorization of a class of up to 40,000,000 shares of preferred stock, commonly known as “blank check” preferred stock. The preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of our stockholders, would be authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of preferred stock. Such shares of preferred stock, if and when issued, may have rights, powers and preferences superior to those of our common stock. Although there are no current plans, commitments or understandings, written or oral, to issue any preferred stock, in the event of any issuances, the holders of common stock will not have any preemptive or similar rights to acquire any preferred stock.

The proposed class of preferred stock is not being submitted as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of us by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person.

In the event that our stockholders approve this Proposal 2, the Articles of Incorporation will include a provision to authorize a class of up to 40,000,000 shares of preferred stock.

Potential Anti-Takeover Effect

The proposed class of preferred stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile attempt to take over control of us, it may be possible for us to endeavor to impede the attempt by issuing shares of preferred stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. The proposed class of preferred stock therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed class of preferred stock may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

This Proposal 2 is not being submitted as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of us by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person.

Vote Required

Under our current Articles of Incorporation and Nevada law, this Proposal 2 to amend our certificate of incorporation to authorize a class of up to 40,000,000 shares of preferred stock must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

Recommendation of the Board of Directors

The Board of Directors Recommends a Vote FOR to this proposal to amend our Articles of Incorporation to authorize a class of up to 40,000,000 shares of preferred stock.

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PROPOSAL NO. 3
APpROVAL OF an amendment to our 2009 Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder from 3,250,000 shares to 7,250,000 shares

Stockholders are being asked to approve amendments to our 2009 Incentive Plan to increase the number of shares of our common stock reserved for issuance under the 2009 Incentive Plan from 3,250,000 to 7,250,000 shares. The Board of Directors adopted resolutions on October 14, 2011 approving the amendment, subject to stockholder approval. If approved, there will be 6,140,000 remaining shares available under the 2009 Incentive Plan, as 1,110,000 shares have been granted under the 2009 Incentive Plan.

Our Board of Directors believes that the number of shares currently available for issuance under the 2009 Incentive Plan is not sufficient in view of our compensation structure and strategy. This will be important to our growth strategy to have sufficient shares available for issuance in connection with internal growth. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation in lieu of cash compensation. Management believes that the 2009 Incentive Plan is a key component of its total compensation package intended to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentives to employees, and other service providers.

The 2009 Incentive Plan was adopted by our Board of Directors on October 15, 2009, and approved by our stockholders on December 15, 2009. The description herein is a summary of the 2009 Incentive Plan, and is subject to and qualified by the complete text of the 2009 Incentive Plan, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 17, 2009.

Stockholder approval of the increase in the number of shares reserved for issuance under the 2009 Incentive Plan is being sought in order that (i) the shares reserved for issuance under the 2009 Incentive Plan may be listed on a qualified stock exchange, (ii) we may grant options that qualify as statutory incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), or that are nonstatutory stock options, and (iii) compensation attributable to equity-based awards may qualify as performance-based compensation, exempt from the limits on deductibility for federal income tax purposes of certain corporate payments to executive officers.

Summary of the 2009 Incentive Plan

The 2009 Incentive Plan provides for grants to our employees and service providers of options to purchase shares of our common stock (the “Stock Options”), rights to receive the appreciation in value of common shares (the “Stock Appreciation Rights”), awards of common shares subject to restrictions on vesting and transfer (the “Restricted Shares”), and other awards based on common shares (the “Other Share-Based Awards”) (all such rights are collectively referred to as “Awards”).

Under the current terms of the 2009 Incentive Plan, Awards may be granted with respect to an aggregate of not more than 3,250,000 common shares. We are seeking to increase the number of shares reserved for issuance under the 2009 Incentive Plan to 7,250,000 shares. Under the 2009 Incentive Plan, no participant may receive Awards with respect to more than 500,000 common shares during any calendar year.

As of March 21, 2012, there were 1,110,000 shares of our common stock that were subject to outstanding options under the 2009 Incentive Plan and no shares of our common stock were subject to other stock-based awards. Except for the foregoing outstanding grants, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the 2009 Incentive Plan after the Annual Meeting.

The 2009 Incentive Plan will promote our long-term growth and profitability by enabling us to attract, retain and reward key employees and service providers, and to strengthen the mutuality of interest of such employees and service providers and our stockholders by providing additional compensation to such individuals for their services in the form of equity-based incentives. Our employees and service providers will be eligible to participate in the 2009 Incentive Plan (although only employees will be eligible to receive statutory incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

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The Board has designated the Compensation Committee to act as the Administrator of the 2009 Incentive Plan. The Compensation Committee will determine who receives Awards, the type and amount of Awards, the consideration, if any, to be paid for Awards, the timing of Awards and the terms and conditions of Awards. In its sole discretion, the Compensation Committee will have the authority and power to prescribe, amend and rescind rules and regulations relating to the 2009 Incentive Plan and to construe and interpret the terms of the 2009 Incentive Plan and any Award issued under the 2009 Incentive Plan. The Board may amend, alter, suspend or terminate the 2009 Incentive Plan or the rules, guidelines and practices governing the 2009 Incentive Plan. However, stockholder approval will be required in the event such amendment would:

•	materially increase the benefits accruing to the participants of the 2009 Incentive Plan,

•	increase the number of shares of stock as to which Awards may be granted under the 2009 Incentive Plan,

•	extend the term of the 2009 Incentive Plan,

•	materially modify the requirements as to eligibility for participation in the 2009 Incentive Plan,

•	expand the types of Awards provided under the 2009 Incentive Plan, or

•	be otherwise required by applicable laws, regulations or rules.

Terms of Stock Options

The Compensation Committee may grant Stock Options that (i) qualify as statutory incentive stock options under Code Section 422A, (ii) do not qualify as statutory incentive stock options, or (iii) both. To qualify as a statutory incentive stock option, a Stock Option must meet certain requirements set forth in the Code. Stock Options are evidenced by an option agreement in the form approved by the Compensation Committee. In addition, the Compensation Committee may make grants of restricted stock, stock appreciation rights, and performance stock, in tandem or individually, or in any combination thereof, all of which must be granted under individual Award agreements between us and the recipient of such Awards.

Stock Options will be exercisable and will vest at such time or times as the Administrator determines at the time of grant. In addition, if any Stock Option is exercisable or becomes vested only in installments or after specified exercise dates, the Administrator may waive such exercise provisions and accelerate any exercise date based upon such factors as the Administrator will determine in its sole discretion. No Stock Options are transferable by the participants other than by will or by the laws of descent and distribution. Notwithstanding this general rule, a participant may transfer Stock Options, other than incentive stock options: (a) pursuant to a qualified domestic relations order, or, (b) during the participant’s lifetime, to one or more members of the participant’s family, to one or more trusts for the benefit of the participant’s family, or to a partnership the members of which are participant’s family members.

The exercise price of a Stock Option granted under the 2009 Incentive Plan may not be less than 100% of the fair market value of a share of our common stock on the date the Stock Option is granted, except that with respect to an incentive stock option, for holders of Awards who, on the date of grant, own more than 10% of the total combined voting power of all classes of our stock (or any parent or subsidiary thereof), the exercise price may not be less than 110% of the fair market value of a share of our common stock on the date of grant.

The term of each Stock Option will be established at the time of grant by the Compensation Committee and may not exceed ten years from the date the Stock Option is granted, except that the term for incentive stock options may not exceed five years for Award holders who, on the date of grant, own more than 10% of the voting power of all classes of our stock (or any parent or subsidiary thereof).

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In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of common stock or other of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar corporate transaction or event, that affects the shares of our common stock, an adjustment or substitution may be made as approved by the Compensation Committee in accordance with applicable law. In the event of any of the transactions described above in this paragraph, the Compensation Committee will, in its sole discretion and as it deems appropriate to prevent dilution or enlargement of intended benefits, have the authority to purchase outstanding Awards, accelerate vesting of Awards, provide for the assumption of an Award or the substitution of similar rights (by or with respect to a successor or survivor corporation, or parent or subsidiary thereof), adjust the number or type of shares subject to an Award, adjust criteria relating to such Awards, or terminate such Awards.

Under the 2009 Incentive Plan, if a participant’s employment or service with us terminates by reason of disability, a Stock Option becomes immediately and automatically vested and exercisable for a period of two years from the time of termination due to disability (one year in the case of an incentive stock option). Likewise, if a participant’s employment or service terminates by reason of death, a Stock Option becomes immediately and automatically vested and exercisable for a period of two years from the date of death (eighteen months in the case of an incentive stock option).

Unless otherwise determined by the Compensation Committee at or after the time of grant, if a participant’s employment or service terminates with us for cause, any unvested Stock Options will be forfeited and terminate immediately and any vested Stock Options must be exercised within 30 days of such termination. For all other terminations, Stock Options will terminate three months after the termination date.

Terms of Stock Appreciation Rights

The Compensation Committee will determine to whom and the time or times at which Stock Appreciation Rights (or SARs) will be granted and exercisable, as well as the form and other terms and conditions thereof. SARs generally entitle the holder to receive an amount in cash or shares of our common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee in the Award agreement. The grant price will not be less than the fair market value of a share of stock on the date of grant of such SAR.

No SAR will exceed a period of ten years from the date of grant. A SAR may be granted free-standing or in tandem or combination with any other Award. The Compensation Committee may require that an outstanding Option be exchanged for a SAR exercisable for stock having vesting, expiration, and other terms substantially the same as a Stock Option, so long as such exchange will not result in additional accounting expense to us.

Terms of Restricted Stock

The Compensation Committee may grant Restricted Stock Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Stock Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards.

Unless otherwise determined by the Compensation Committee, or provided in the Restricted Stock Award Agreement, if a participant’s employment or service with us terminates, any Restricted Shares held by such participant will be forfeited and reacquired by us.

Other Share-Based Awards

The Compensation Committee may grant other Share-Based Awards, including Stock Units that may be valued in whole or in part by reference to or otherwise based on common shares. Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards. The Compensation Committee will determine the terms and conditions of such Awards.

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The 2009 Incentive Plan will not be and is not intended to be tax-qualified under Code Section 401(a) and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974. The 2009 Incentive Plan is intended to be exempt from the requirements of Code Section 409A, and the Committee does not intend to issue an Award under the 2009 Incentive Plan under terms and conditions that would cause Awards to be considered nonqualified deferred compensation subject to the provisions of Code Section 409A, without the approval of the affected participant. In the unlikely event that an Award subject to Code Section 409A will be issued, the Award Agreement will include terms and conditions which comply with Code Section 409A and its implementing regulations.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to Awards granted under the 2009 Incentive Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular Award holder based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all Award holders to consult their own tax advisors concerning the tax implications of Awards granted under the 2009 Incentive Plan.

A recipient of a Stock Option or Stock Appreciation Right will not have taxable income upon the grant of the Stock Option or Stock Appreciation Right. For nonstatutory stock options and Stock Appreciation Rights, the Award holder will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares acquired and the exercise price on the date of exercise (assuming there are no restrictions on the property). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of a statutory incentive stock option will not result in any taxable income to the Award holder, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the Award holder on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the Award holder holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period (a “disqualifying disposition”), the Award holder will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. In the event of a disqualifying disposition, the Award holder will recognize as ordinary income the difference between the exercise price of the incentive stock options and the fair market value of the shares at the time of exercise. No deduction will be allowed to us with respect to incentive stock options granted or shares of common stock transferred upon exercise thereof, except that if a disqualifying disposition is made by the Award holder, we will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the Award holder making the disposition. There is a $100,000 annual limitation on the exercise of incentive stock options. Any amount above this limit will be taxed as nonstatutory stock options.

With respect to nonstatutory stock options, in general, for federal income tax purposes under present law, the grant of a nonstatutory stock option, by itself, does not result in income to the Award holder, and the exercise of a nonstatutory stock option (in whole or in part, according to its terms) results in ordinary income to the Award holder at that time in an amount equal to the excess (if any) of the fair market value of the shares of common stock on the date of exercise over the option price. Generally, the tax basis of the shares of common stock acquired upon exercise of a nonstatutory stock option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise. No deduction is allowable to us upon the grant of a nonstatutory stock option but, upon the exercise of a nonstatutory stock option, a deduction is allowable to us at that time in an amount equal to the amount of ordinary income realized by the Award holder exercising such option, if we deduct and withhold appropriate federal withholding tax.

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For Restricted Stock Awards, unless the Award holder elects to be taxed at the time of grant, the Award holder will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

If the Award holder is an employee or former employee, the amount the Award holder recognizes as ordinary income in connection with an Award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the Award holder.

Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation.” Under Code Section 162(m), compensation attributable to an equity award (such as a stock option or stock appreciation right) is deemed to satisfy the requirements of “performance-based compensation” (and therefore it is deemed to be paid on account of the attainment of one or more pre-established, objective performance goals) if (i) the grant is made by a committee consisting solely of two or more outside directors, (ii) the plan under which the award is granted states a maximum number of shares or options that may be granted to any individual during a specified period of time, and (iii) the amount of compensation the individual could receive is based solely upon the increase in the value of the shares of common stock after the date of grant. The 2009 Incentive Plan is structured with the intention that the Compensation Committee will have the discretion to make Awards under the Employee Incentive Plan that would qualify as “performance-based compensation” and be deductible. We have limited the maximum number of shares with respect to which Awards may be granted to any one participant during one fiscal year to 500,000 shares of our common stock.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to increase the number of shares reserved for issuance under the 2009 Incentive Plan.

PROPOSAL NO. 4
APpROVAL OF an amendment to our 2009 DIRECTORS Plan to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 2,750,000 shares

Stockholders are being asked to approve amendments to our 2009 Directors Plan to increase the number of share of our common stock reserved for issuance under the 2009 Directors Plan from 750,000 to 2,750,000 shares. If approved, there will be 2,042,312 remaining shares available under the 2009 Directors Plan as 707,688 shares have been granted under the 2009 Directors Plan.

The Board of Directors adopted resolutions on October 14, 2011 approving the amendment, subject to stockholder approval. The Board of Directors believes that the proposed amendment will bring the 2009 Directors Plan closer to achieving the purposes for which it was intended (attracting, retaining and motivating directors and creating a long-term mutuality of interest between the directors and stockholders of the Company).

Our Board of Directors has determined that the number of shares currently available for issuance under the 2009 Directors Plan is not sufficient unless the stockholders approve the increase in the number of shares reserved for issuance under the 2009 Directors Plan. Having sufficient shares available is critical to our ability to compensate our directors for their valuable services to us.

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The 2009 Stock Incentive Plan for Directors (“2009 Directors Plan”) was adopted by our Board of Directors on October 15, 2009, and approved by our stockholders on December 15, 2009. The description herein is a summary of the 2009 Directors Plan, and is subject to and qualified by the complete text of the 2009 Directors Plan, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 17, 2009.

Management believes that the 2009 Directors Plan is a key component of its total compensation package intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to directors.

Stockholder approval of the increase in the number of share of our common stock reserved for issuance under the 2009 Directors Plan is being sought in order that the shares reserved for issuance under the 2009 Directors Plan may be listed on a qualified stock exchange.

Summary of the 2009 Directors Plan

The 2009 Directors Plan provides for grants to our directors of options to purchase shares of our common stock (the “Stock Options”), awards of common shares subject to vesting and other restrictions on transfer (the “Restricted Shares”), and other awards based on common shares (the “Other Share-Based Awards”) (all such rights are collectively referred to as “Awards”).

Under the terms of the 2009 Directors Plan, Awards may be granted with respect to an aggregate of not more than 750,000 common shares. We are seeking to increase the number of shares reserved for issuance under the 2009 Directors Plan to 2,750,000 shares. Under the 2009 Directors Plan, no participant may receive Awards with respect to more than 250,000 common shares during any calendar year.

As of March 21, 2012, there were 707,688 shares of our common stock that were subject to outstanding options under the 2009 Directors Plan and no shares of our common stock were subject to other stock-based awards. Except for the foregoing outstanding grants, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the 2009 Directors Plan after the Annual Meeting.

The 2009 Directors Plan will promote our long-term growth and profitability by enabling us to attract, retain and reward key directors, and to strengthen the mutuality of interest of such directors and our stockholders by providing additional compensation to such individuals for their services in the form of equity-based incentives.

The Board of Directors acts as the Administrator of the 2009 Directors Plan. Awards are determined by those members of the Board who do not receive Awards under the 2009 Directors Plan in their capacity as Board members. The Board will determine who receives Awards, the type and amount of Awards, the consideration, if any, to be paid for Awards, the timing of Awards and the terms and conditions of Awards. In its sole discretion, the Board will have the authority and power to prescribe, amend and rescind rules and regulations relating to the 2009 Directors Plan and to construe and interpret the terms of the 2009 Directors Plan and any Award issued under the 2009 Directors Plan. The Board may amend, alter, suspend or terminate the 2009 Directors Plan or the rules, guidelines and practices governing the 2009 Directors Plan. However, stockholder approval will be required in the event such amendment would:

•	materially increase the benefits accruing to the participants of the 2009 Directors Plan,

•	increase the number of shares of stock as to which Awards may be granted under the 2009 Directors Plan,

•	extend the term of the 2009 Directors Plan,

•	materially modify the requirements as to eligibility for participation in the 2009 Directors Plan,

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•	expand the types of Awards provided under the 2009 Directors Plan, or

•	be otherwise required by applicable laws, regulations or rules.

Terms of Stock Options

The Board may only grant Stock Options that are nonstatutory stock options. Incentive Stock Options within the meaning of Code Section 422 may not be granted under the 2009 Directors Plan. Stock Options are evidenced by an option agreement in the form approved by the Board. In addition, the Administrator may make grants of restricted stock and performance stock, in tandem or individually, or in any combination thereof, all of which must be granted under individual Award agreements between us and the recipient of such Awards.

Stock Options will be exercisable and will vest at such time or times as the Administrator determines at the time of grant. In addition, if any Stock Option is exercisable or becomes vested only in installments or after specified exercise dates, the Administrator may waive such exercise provisions and accelerate any exercise date based upon such factors as the Administrator will determine in its sole discretion. No Stock Options are transferable by the participants other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. A participant may transfer Stock Options during the participant’s lifetime to a member of the participant’s family or a family entity. When a Director’s directorship is terminated, all unvested Stock Options are forfeited and any unexercised vested Stock Options must be exercised within one year following the date of termination of the directorship.

The exercise price of a Stock Option granted under the 2009 Directors Plan may not be less than 100% of the fair market value of a share of our common stock on the date the Stock Option is granted.

The term of each Stock Option will be established at the time of grant by the Board and may not exceed ten years from the date the Stock Option is granted.

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of common stock or other of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar corporate transaction or event, that affects the shares of our common stock, an adjustment or substitution may be made as approved by the Board in accordance with applicable law. In the event of any of the transactions described above in this paragraph, the Board will, in its sole discretion and as it deems appropriate to prevent dilution or enlargement of intended benefits, have the authority to purchase outstanding Awards, accelerate vesting of Awards, provide for the assumption of an Award or the substitution of similar rights (by or with respect to a successor or survivor corporation, or parent or subsidiary thereof), adjust the number or type of shares subject to an Award, adjust criteria relating to such Awards, or terminate such Awards.

Under the 2009 Directors Plan, when the director no longer serves as a member of our board of directors for reasons other than death, all unvested Stock Options granted to the participant will be forfeited. In the event of the participant’s death, all outstanding Stock Options will be immediately vested and exercisable.

Terms of Restricted Stock Awards

The Board may grant Restricted Stock Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Stock Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards.

Unless otherwise determined by the Board, or provided in the Restricted Stock Award Agreement, if a participant’s service with us terminates, any Restricted Shares held by such participant will be forfeited and reacquired by us.

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Other Share-Based Awards

The Board may grant other Share-Based Awards, including Share Units that may be valued in whole or in part by reference to or otherwise based on common shares. Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards. The Board will determine the terms and conditions of such Awards.

The 2009 Directors Plan will not be and is not intended to be tax-qualified under Code Section 401(a) and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974. The 2009 Directors Plan is intended to be exempt from the requirements of Code Section 409A, and the Committee has no intention to issue an Award under the 2009 Directors Plan under terms and conditions that would cause Awards to be considered nonqualified deferred compensation subject to the provisions of Code Section 409A, without the approval of the affected participant.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to Awards granted under the 2009 Directors Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular Award holder based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all Award holders to consult their own tax advisors concerning the tax implications of Awards granted under the 2009 Directors Plan.

A recipient of a Stock Option will not have taxable income upon the grant of the Stock Option. For nonstatutory stock options, the Award holder will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

With respect to nonstatutory stock options, in general, for federal income tax purposes under present law, the grant of a nonstatutory stock option, by itself, does not result in income to the Award holder, and the exercise of a nonstatutory stock option (in whole or in part, according to its terms) results in ordinary income to the Award holder at that time in an amount equal to the excess (if any) of the fair market value of the shares of common stock on the date of exercise over the option price. Generally, the tax basis of the shares of common stock acquired upon exercise of a nonstatutory stock option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise. No deduction is allowable to us upon the grant of a nonstatutory stock option but, upon the exercise of a nonstatutory stock option, a deduction is allowable to us at that time in an amount equal to the amount of ordinary income realized by the Award holder exercising such option, if we deduct and withhold appropriate federal withholding tax.

For Restricted Stock Awards, unless the Award holder elects to be taxed at the time of grant, the Award holder will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to increase the number of shares reserved for issuance under the 2009 Directors Plan.

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PROPOSAL NO. 5

non-binding advisory vote approving the Company’s

executive compensation program

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of our named executive officers.

We believe that our compensation policies and procedures are competitive and strongly aligned with the long-term interest of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussions).”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement for a detailed discussion of our executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal for the non-binding advisory vote approving the Company’s executive compensation program.

PROPOSAL NO. 6
Advisory, non-binding vote on the proposed timeline

for seeking executive compensation advisory votes

in the future, for which the Board recommends a 3-year timeline

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 5 above in this proxy statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every three years, two years or one year. Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the board of directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.

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We believe this approach provides the most efficient form of communication and lends itself to the long-term nature of the compensation plans for our management. The vote corresponds to the information presented in the accompanying proxy statement for the annual stockholders meeting. We emphasize that you are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, your proxy card provides you with four options regarding this advisory, non-binding proposal. You may cast an advisory vote for the stockholder vote on executive compensation to occur every third year, every other year, or every year, or you may abstain from voting on the matter.

Vote Required

This matter is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years. Therefore, the provisions of our bylaws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and, if applicable, broker non-votes, will not be counted as expressing any preference.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR an advisory stockholder vote on executive compensation every third year.

PROPOSAL NO. 7

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Brown Armstrong Accountancy Corporation, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2011. Brown Armstrong Accountancy Corporation has served as our independent registered public accounting firm since 2007. We are asking the stockholders to ratify the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011. Brown Armstrong Accountancy Corporation was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The Audit Committee has approved all services provided by Brown Armstrong Accountancy Corporation. A member of Brown Armstrong Accountancy Corporation will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions you may ask.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to ratify the appointment of Brown Armstrong Accountancy Corporation as our independent registered public accounting firm for the year ending December 31, 2011.

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CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the board of directors also considers the candidate’s character, judgment, age and skills, including financial literacy and experience in the context of our needs and the needs of the board of directors. In addition to considering an appropriate balance of knowledge, experience and capability, the board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Independent Directors; Review, Approval or Ratification of Transactions with Related Persons

We currently have six members on our board of directors. We believe that each of J.C. McFarland, Michael W. Conboy, Robert McDougal and Jordan M. Estra is independent under the criteria established by Section 803A of the NYSE Amex LLC (“AMEX”) Company Guide for director independence, but that none of the remaining two members are independent. The AMEX criteria include various objective standards and a subjective test. A member of the board of directors is not considered independent under the objective standards if, for example, he or she is employed by us. Mr. Oring and Mr. Ager are not independent because they are our employees. The subjective test requires that each independent director not have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We considered commercial, financial services, charitable, and other transactions and other relationships between us and each director and his or her family members and affiliated entities.

For Messrs. McFarland, Conboy, McDougal and Estra, we believe that each did not have any transactions or other relationships which would have exceeded the AMEX objective standards or would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

With respect to our other two directors, we believe that we have ongoing business relationships with these directors or their affiliates which would not satisfy the AMEX subjective standards regarding the exercise of independent judgment in carrying out the responsibilities of a director.

We have ongoing business relationships with affiliates of our management and principal stockholders. In particular, we have continuing obligations under the agreements under which we acquired the assets relating to our Clarkdale Slag Project. We remain obligated to pay a royalty which may be generated from the operations of the Clarkdale Slag Project with Nanominerals, one of our principal stockholders, which is an affiliate of a member of our executive management and board of directors, Carl S. Ager. We also have engaged Nanominerals as a paid consultant to provide technical services to us. Further, one of our board members, Robert D. McDougal, serves as the chief financial officer and a director of Ireland, Inc., a publicly traded, mining related company, which is an affiliate of Nanominerals. In addition, Martin B. Oring, our President and Chief Executive Officer and a member of our board of directors, serves as a consultant to Ireland Inc. These persons are subject to a fiduciary duty to exercise good faith and integrity in handling our affairs. However, the existence of these continuing obligations may create a conflict of interest between us and all of our board members and senior executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner. In addition, Nanominerals’ interest in Ireland, Inc. and its other mining related business interests may create a conflict of interest between us and our board members and senior executive management who are affiliates of Nanominerals.

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The existence of these continuing obligations to our affiliates may create a conflict of interest between us and our non-independent board members and senior executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner. We intend to make good faith efforts to recruit independent persons to our board of directors. We intend to evaluate the independence of each of our directors in connection with the preparation of the proxy statement for our next annual meeting of stockholders.

The board of directors has adopted a written Related Person Transactions Policy, that describes the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had, has or will have a direct or indirect material interest. There can be no assurance that the above conflicts will not result in adverse consequences to us and the interests of the other stockholders.

Although our management intends to avoid situations involving conflicts of interest and is subject to a Code of Ethics, there may be situations in which our interests may conflict with the interests of those of our management or their affiliates. These could include:

•	competing for the time and attention of management,

•	potential interests of management in competing investment ventures, and

•	the lack of independent representation of the interests of the other stockholders in connection with potential disputes or negotiations over ongoing business relationships.

Committee Interlocks and Insider Participation

Robert D. McDougal, a member of our board of directors, serves as the chief financial officer and a director of Ireland Inc., a publicly traded exploration stage company primarily focused on the acquisition and exploration of mining properties. Nanominerals, one of our principal stockholders and an affiliate of Carl S. Ager, one of our executive directors and officers, is the principal stockholder of Ireland Inc.

Except as set forth above, no interlocking relationship exists between any member of our board of directors and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Committees of the Board of Directors

Audit Committee. We have an Audit Committee and an audit committee charter. Our Audit Committee is presently comprised of Robert D. McDougal, J.C. McFarland, Michael W. Conboy and Jordan M. Estra. Mr. McDougal is the Chairman of the Audit Committee. Each of Messrs. McDougal, McFarland, Conboy and Estra is an independent director. We believe that each of Messrs. Estra, McFarland and McDougal qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). On September 8, 2006, we adopted a revised audit committee charter and a whistle blower policy. The purpose of the amendments to the audit committee charter is to expand on the role of the Audit Committee’s relationship with external auditors and the primary committee responsibilities. The purpose of the whistle blower policy is to encourage all employees to disclose any wrongdoing that may adversely impact us, our stockholders, employees, investors, or the public at large. The policy also sets forth (i) an investigative process of reported acts of wrongdoing and retaliation, and (ii) procedures for reports of questionable auditing, accounting and internal control matters from employees on a confidential and anonymous basis and from other interested third parties. A copy of our audit committee charter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 27, 2006. Our Audit Committee is responsible for:

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•	selecting, hiring and terminating our independent auditors,

•	evaluating the qualifications, independence and performance of our independent auditors,

•	approving the audit and non-audit services to be performed by our independent auditors,

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies,

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters,

•	establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters,

•	reviewing with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations,

•	preparing the Audit Committee report that the SEC requires in our annual proxy statement,

•	engaging outside advisors, and

•	authorizing funding for the outside auditor and any outside advisors engaged by the Audit Committee.

Compensation Committee. We have a Compensation Committee and have adopted a Compensation Committee charter. Our Compensation Committee assists our board of directors in determining and developing plans for the compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers,

•	reviewing the performance objectives and actual performance of our officers, and

•	administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Robert D. McDougal, J.C. McFarland, Michael W. Conboy and Jordan M. Estra. Mr. Estra is the Chairman of the Compensation Committee. Each of Messrs. McDougal, McFarland, Conboy and Estra is an independent director.

Nominating and Governance Committee. We have a Nominating and Governance Committee and have adopted a Nominating and Governance Committee charter. Our Nominating and Governance Committee will assist the Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, establishing, evaluating and overseeing our corporate governance guidelines, and recommending compensation plans for our directors. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees,

•	establishing a policy for considering stockholder nominees for election to our Board of Directors,

•	evaluating and recommending candidates for election to our Board of Directors; and

•	recommending and determining the compensation of our directors.

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Our Nominating and Governance Committee is comprised of Robert D. McDougal, Martin B. Oring, J.C. McFarland, Michael W. Conboy, Jordan M. Estra and Carl S. Ager. Mr. Conboy is the Chairman of the Nominating and Governance Committee. Each of Messrs. McDougal, McFarland, Conboy and Estra is an independent director. However, Messrs. Oring and Ager are not independent directors.

Disclosure Committee and Charter. We have a Disclosure Committee and a Disclosure Committee charter. A copy of the disclosure committee charter was filed as an exhibit to our Form 10-KSB filed with the SEC on April 13, 2004. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Our Disclosure Committee is presently comprised of Carl S. Ager, Robert D. McDougal, Martin B. Oring, Michael W. Conboy, J.C. McFarland and Jordan M. Estra. Mr. McFarland is the Chairman of the Disclosure Committee. Each of Messrs. McDougal, McFarland, Conboy and Estra is an independent director. However, Messrs. Oring and Ager are not independent directors.

Board Leadership Structure and Risk Oversight

Our board of directors has an integrated structure in which the roles of Chairman and Chief Executive Officer are combined. The board has determined that four of our non-management directors are independent. Generally, our board structure provides that an independent lead director presides at the executive sessions of the non-management directors and at all board meetings at which the Chairman is not present, serves as liaison between the Chairman and the independent directors, frequently communicates with the Chief Executive Officer, calls meetings of the independent directors, obtains board member and management input and sets the agenda for the board with the Chief Executive Officer, approves meeting schedules to assure there is sufficient time for discussion of all agenda items, works with the Chief Executive Officer to ensure the board members receive the right information on a timely basis, stays current on major risks and focuses the board members on such risks, molds a cohesive board, works with the Audit Committee and Compensation Committee to evaluate board and committee performance, facilitates communications among directors, assists in recruiting and retention for new board members, ensures that committee structure and committee assignments are appropriate and effective, ensures outstanding governance processes, and leads discussions regarding Chief Executive Officer performance, personal development and compensation. Our former lead independent director, Martin B. Oring, became our President and Chief Executive Officer in October 2010, and therefore, no longer is an independent director. We currently do not have a lead independent director.

The board has had several years of successful experience with a leadership structure in which the roles of Chairman and Chief Executive Officer are combined, and has determined that this structure, together with a very active and involved independent lead director or group of independent directors, is most appropriate and effective for us. The board believes that this structure promotes greater efficiency, within the context of an active and independent board, through more direct communication of critical information from management to the board and from the board to management. In addition, the Chief Executive Officer’s extensive knowledge of our business uniquely qualifies him, in close consultation with our independent directors, to lead the board in assessing risks and focusing on the issues that are most material to us.

The board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Audit Committee, pursuant to its charter, is responsible for overseeing the assessment of the business risk management process, including the adequacy of our overall control environment and controls in selected areas representing significant financial and business risk. In carrying out this responsibility, the Audit Committee regularly evaluates our risk identification, risk management and risk mitigation strategies and practices. In general, the reports identify, analyze, prioritize and provide the status of major risks to us. In addition, the Compensation Committee regularly considers potential risks related to our compensation programs. Further, the Disclosure Committee reviews the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

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Related Person Transactions Policy

On March 17, 2009, the board of directors adopted a written Related Person Transactions Policy, that describes the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had, has or will have a direct or indirect material interest. Related party transactions, which are limited to those described in this policy, are subject to the approval or ratification by the Audit Committee in accordance with this policy.

Our Code of Ethics, which applies to our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer and all senior financial officers, provides that all conflicts of interest should be avoided. Pursuant to Item 404 of Regulation S-K of the SEC, certain transactions between the issuer and certain related persons need to be disclosed in our filings with the SEC. In addition, under Section 78.140 of the Nevada Revised Statutes, certain transactions between us and our directors and officers may need to be approved by our board of directors or a duly authorized committee of the board. Finally, SEC rules require our board to assess whether relationships or transactions exist that may impair the independence of our outside directors. The policy is intended to provide guidance and direction on related party transactions.

A “related party transaction” is any transaction directly or indirectly involving any related party that would need to be disclosed under Item 404(a) of Regulation S-K. Under Item 404(a), we are required to disclose any transaction occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving us where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related party transaction” also includes any material amendment or modification to an existing related party transaction.

For purposes of the policy, “related party” means any of the following:

•	a director (which term when used therein includes any director nominee),

•	an executive officer,

•	a person known by us to be the beneficial owner of more than 5% of our common stock (a “5% stockholder”),

•	an entity which is owned or controlled by a person listed above, or an entity in which a person listed above has a substantial ownership interest or control of such entity, or

•	a person who is an immediate family member of any of the foregoing.

“Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner.

All related party transactions are required to be disclosed to the Audit Committee of the board and any material related party transaction are required to be disclosed to the full board of directors. Related party transactions will be brought to management’s and the board’s attention in a number of ways. Each of our directors and executive officers is instructed and periodically reminded to inform the Office of the Secretary of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions. Any potential related party transactions that are brought to our attention are analyzed by our legal department, or if none exists, our outside counsel, in consultation with management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction requiring compliance with the policy.

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At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the following factors to the extent relevant to the related party transaction:

•	whether the terms of the related party transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party,

•	whether there are business reasons for us to enter into the related party transaction,

•	whether the related party transaction would impair the independence of an outside director,

•	whether the related party transaction would present an improper conflict of interests for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship, and

•	any other factors the Audit Committee deems relevant.

The Audit Committee will apply these factors, and any other factors it deems relevant to its determination, in a manner that is consistent with the rules and regulations promulgated by the Commission and the objectives of the policy. Given that this list of factors is non-exclusive and, further, that the factors have not been assigned any particular level of importance with respect the other factors, the Audit Committee will have a certain amount of discretion in applying these factors. The members of the Audit Committee, however, must exercise their reasonable business judgment in making a determination regarding the transaction at issue.

As a result, the specific application of these factors will be determined by the Audit Committee on a case-by-case basis. The Audit Committee will examine each factor, both individually and collectively, in the context of our overall business and financial position, as well as our short-term and long-term strategic objectives. In doing so, the Audit Committee will look at the particular facts and circumstances of the transaction at issue, as well as the totality of the circumstances surrounding the transaction as a whole. The Audit Committee will examine the relationship of the facts and circumstances with our overall business and financial position and strategic objectives. If, as and when special or unique concerns must be addressed, the Audit Committee will take such concerns into account.

For example, regarding transactions that would impair independence, if our securities become listed on a national securities exchange that requires a certain percentage of the board of directors to be independent, and the Audit Committee determines that a particular transaction will impair the independence of an outside director, potentially causing us to contradict the exchange mandated independence requirement, that particular transaction may be rejected. However, there could arise a situation where, due to the importance of the transaction to our overall business and financial position and strategic objectives and our ability to appoint another independent director, such a transaction might be approved by the Audit Committee.

Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related party transaction, but may, if so requested by the Chairperson of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.

A related party transaction entered into without pre-approval of the Audit Committee will not be deemed to violate the policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by the policy.

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Under the policy, any “related party transaction” will be consummated or will continue only if:

•	the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party,

•	the transaction is approved by the disinterested members of the board of directors, or

•	if the transaction involves compensation, that such transaction is approved of by our Compensation Committee.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines which govern, among other things, Board member criteria, responsibilities, compensation and education, Board committee composition and charters and management succession.

Code of Ethics

Our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer and all senior financial officers, are bound by a Code of Ethics that complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A Code of Ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer,

•	compliance with applicable governmental laws, rules and regulations,

•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code, and

•	accountability for adherence to the code.

We will mail without charge, upon written request, a copy of our Code of Ethics. Requests should be sent to: Searchlight Minerals Corp., 2441 W. Horizon Ridge Pkwy., Suite 120, Henderson, Nevada, 89052, Attn. Corporate Secretary.

Rule 10b5-1 Plans

The board of directors has authorized directors and other executive officers who are subject to our stock-trading pre-clearance and quarterly blackout requirements, at their election, to enter into plans, at a time they are not in possession of material non-public information, to purchase or sell shares of our common stock that satisfy the requirements of Exchange Act Rule 10b5-1. Rule 10b5-1 permits trading on a pre-arranged, “automatic-pilot” basis subject to certain conditions, including that the person for whom the plan is created (or anyone else aware of material non-public information acting on such person’s behalf) not exercise any subsequent influence regarding the amount, price and dates of transactions under the plan. Using these plans, officers and directors can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. As a result, trades under 10b5-1 plans by our directors, and other executive officer may not be indicative of their respective opinions of our performance at the time of the trade or of our potential future performance. The board believes that it is appropriate to permit directors and senior executives, whose ability to purchase or sell our common stock is otherwise substantially restricted by quarterly and special stock-trading blackouts and by their possession from time to time of material nonpublic information, to engage in pre-arranged trading in accordance with Rule 10b5-1. Trades by our directors and executive officers pursuant to 10b5-1 trading plans will be disclosed publicly through Form 144 and Form 4 filings with the SEC, as required by applicable law.

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On September 21, 2011, Robert D. McDougal, who is one of our directors, entered into Rule 10b5-1 trading plan with respect to an agreement between Mr. McDougal and his broker to sell up to 200,000 shares of our common stock. However, on October 14, 2011, Mr. McDougal agreed to terminate the trading plan without having sold any shares under the trading plan. Further, on October 14, 2011, the Board extended the exercise period of certain options held by Mr. McDougal to purchase up to 200,000 shares of common stock at an exercise price of $0.61 per share (which were scheduled to expire on November 21, 2011) through June 30, 2012.

Stockholder Communication with Our Board of Directors

Our board of directors has established a process for stockholders to communicate with the board of directors or with individual directors. Stockholders who wish to communicate with our board of directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 2441 West Horizon Ridge Pkwy., Suite 120, Henderson, Nevada, 89052. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock,

•	the name and address, as they appear on our books, of the stockholder sending such communication, and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

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REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Searchlight Minerals Corp. specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Searchlight Minerals Corp. management and Brown Armstrong Accountancy Corporation the audited financial statements of Searchlight Minerals Corp. contained in the Annual Report on Form 10-K/A of Searchlight Minerals Corp. for the 2010 fiscal year. The Audit Committee has also discussed with Brown Armstrong Accountancy Corporation the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the financial statements of Searchlight Minerals Corp.

The Audit Committee has received and reviewed the written disclosures and the letter from Brown Armstrong Accountancy Corporation required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Brown Armstrong Accountancy Corporation its independence from Searchlight Minerals Corp.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K/A of Searchlight Minerals Corp. for its 2010 fiscal year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Robert D. McDougal (Chairman)

Martin B. Oring

J.C. McFarland

Michael W. Conboy

 Jordan M. Estra

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 21, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown and the officers, directors and stockholders can be reached at our principal offices at 2441 West Horizon Ridge Parkway, Suite 120, Henderson, Nevada 89052:

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock(1)

DIRECTORS AND OFFICERS

	Carl S. Ager	17,437,644	(2)(9)	13.20%

	Melvin L. Williams	203,600	(3)	*

	Robert D. McDougal	625,259	(4)	*

	Martin B. Oring	1,824,109	(5)	*

	Jordan M. Estra	369,143	(6)	*

	J.C. McFarland	411,572	(7)	*

	Michael W. Conboy	0	(8)	*

	All officers and directors as a group (7 persons)	20,893,711		15.59%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

	Nanominerals Corp. 3500 Lakeside Court, Suite 206 Reno, Nevada 89509	16,612,644	(9)	12.66%

	Dr. Charles A. Ager 17146 – 20th Avenue Surrey, British Columbia, Canada V3S 9N4	17,657,834	(9)(10)	13.46%

	Luxor Capital Group, LP 767 Fifth Avenue, 19th Floor New York, New York 10153	20,296,629	(11)	14.78%

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this Report, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 131,018,318 shares of common stock outstanding as of March 21, 2012.

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(2)	Consists of 500,000 shares of common stock and options to acquire an additional 325,000 shares of our common stock (of which 200,000 may vest after 60 days following March 21, 2012) held directly by Carl S. Ager, our Vice President, Secretary and Treasurer and a member of our board of directors. In addition, Mr. Ager is a 17.5% stockholder of Nanominerals, a company that owns 16,400,000 of our outstanding shares of common stock and warrants to purchase up to 212,644 shares of common stock. However, Mr. Ager does not have any voting or investment powers over the 16,400,000 shares or the 212,644 warrants owned by Nanominerals. For purposes of Rule 13d-3 of the Exchange Act, Mr. Ager may be deemed to be a beneficial owner of the 16,400,000 shares and the 212,644 warrants owned by Nanominerals by virtue of his ownership interest in Nanominerals. However, for purposes of Section 13(d) of the Exchange Act, Mr. Ager disclaims beneficial ownership of all but a number of shares not in excess of 2,870,000 of the 16,400,000 shares and 37,212 of the 212,644 warrants owned by Nanominerals, which reflects his 17.5% ownership interest in Nanominerals. See footnote (9) below.

(3)	Consists of 90,000 shares held directly by Melvin L. Williams and in his personal IRA, and 20,000 shares held by Cupit, Milligan, Ogden & Williams PSP and Trust, dated 1/1/97, and options to acquire an additional 93,600 shares of our common stock.

(4)	Consists of 238,155 shares held directly by Robert D. McDougal, 52,675 shares held by Robert D. McDougal as Trustee of the Robert D. McDougal and Edna D. McDougal Family Trust Dated December 13, 2007 and options to acquire an additional 334,429 shares of our common stock.

(5)	Consists of 255,000 shares held directly by Martin B. Oring, 305,000 shares held by Martin Oring Financial Trust dated December 20, 2006, a family trust of which Mr. Oring’s wife serves as a trustee, and options and warrants to acquire an additional 1,264,109 shares of common stock (of which 550,000 may vest after 60 days following March 21, 2012) held by Mr. Oring and his affiliated entities.

(6)	Consists of an aggregate of 4,000 shares held directly by Jordan M. Estra (jointly with his wife) and in his personal IRA, and options to acquire an additional 365,143 shares of our common stock (of which 150,000 may vest after 60 days following March 21, 2012) held by Mr. Estra and his affiliated entities.

(7)	Consists of 60,000 shares held by Mr. McFarland, and options to acquire an additional 351,572 shares of our common stock (of which 150,000 may vest after 60 days following March 21, 2012) held by Mr. McFarland.

(8)	Mr. Conboy is employed by Luxor Capital Group, LP as the Director of Research. However, for purposes of Section 13(d) of the Exchange Act, Mr. Conboy disclaims beneficial ownership of all shares beneficially owned by Luxor Capital Group, LP. See footnote (11) below.

(9)	Nanominerals is a privately held Nevada corporation which owns 16,400,000 shares of our common stock and warrants to purchase up to 212,644 shares of common stock. Carl S. Ager, one of our officers and directors, owns 17.5% of the issued and outstanding shares of Nanominerals. Dr. Charles A. Ager, the sole director and officer of Nanominerals, and his wife, Carol Ager, collectively own 35% of the issued and outstanding shares of Nanominerals. Further, Mr. Ager has given an irrevocable proxy to Dr. Ager to vote his shares of Nanominerals during the time that Mr. Ager serves as one of our directors or executive officers. Dr. Ager has sole voting and investment powers over the 16,400,000 shares and the 212,644 warrants owned by Nanominerals. A group of additional shareholders of Nanominerals, none of who is an officer or director of Searchlight or Nanominerals, collectively own 47.5% of the outstanding shares of Nanominerals.

(10)	These shares include the 16,400,000 shares and warrants to purchase up to 212,644 shares of common stock owned by Nanominerals. Pursuant to a Schedule 13D filed by Dr. Ager, Dr. Ager and his wife, Carol Ager, collectively own 35% of the outstanding shares of Nanominerals. Dr. Ager is the sole director and officer of Nanominerals. Further, Mr. Ager has given an irrevocable proxy to Dr. Ager to vote his shares of Nanominerals during the time that Mr. Ager serves as one of our directors or executive officers. Dr. Ager has sole voting and investment powers over the 16,400,000 shares and the 212,644 warrants owned by Nanominerals. See footnote (9) above. In addition, Dr. Ager’s affiliate, Geotech Mining Inc., owns 140,000 shares of common stock. Further Mrs. Ager owns 765,190 shares in her own name, and her affiliate, Geosearch Inc., owns an additional 140,000 shares.

(11)	Luxor Capital Group, LP (“Luxor Capital Group”) acts as the investment manager of Luxor Capital Partners, LP, Luxor Spectrum, LLC, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Luxor Spectrum Offshore Master Fund, LP and Luxor Spectrum Offshore, Ltd. and to an account it separately manages (collectively, the “Luxor Reporting Entities”). The Luxor Reporting Entities beneficially own an aggregate of 14,068,062 shares of common stock and warrants to purchase up to an additional 6,228,567 shares of common stock. Luxor Management, LLC (“Luxor Management”) is the general partner of Luxor Capital Group. Christian Leone is the managing member of Luxor Management. Luxor Capital Partners Offshore Master Fund, LP is a subsidiary of Luxor Capital Partners Offshore, Ltd., and Luxor Spectrum Offshore Master Fund, LP is a subsidiary of Luxor Spectrum Offshore, Ltd. LCG Holdings, LLC (“LCG Holdings”) serves as the general partner or the managing member of certain of the Luxor Reporting Entities. Mr. Leone is the managing member of LCG Holdings. Luxor Capital Group, Luxor Management and Mr. Leone may each be deemed to be the beneficial owner of the 20,296,629 shares beneficially owned by the Luxor Reporting Entities.

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Executive Compensation

Compensation Discussion and Analysis

Process Overview. The Compensation Committee of the board of directors discharges the board of directors’ responsibilities relating to compensation of all of our executive officers. The Compensation Committee is comprised of four non-employee directors.

The agenda for meetings is determined by the Chair of the Compensation Committee with the assistance of Martin B. Oring, our President and Chief Executive Officer, and Melvin L. Williams, our Chief Financial Officer. Compensation Committee meetings are regularly attended by one or more of our officers. However, they do not attend the portion of meetings during which their own performance or compensation is being discussed. Mr. Williams and Mr. Ager support the Compensation Committee in its work by providing information relating to our financial plans, performance assessments of our executive officers and other personnel-related data. In addition, the Compensation Committee has the authority under its charter to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Compensation Committee has not delegated its authority to grant equity awards to any of our employees, including the executive officers.

Compensation Philosophy and Objectives. The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our stockholders. The Compensation Committee also believes that the compensation of our executive officers is both appropriate and responsive to the goal of improving stockholder value.

The Compensation Committee’s philosophy is to link the named executive officers’ compensation to corporate performance. The base salary, bonuses and stock option grants of the named executive officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable companies with whom we compete for executive talent, and evaluating such information in connection with our corporate goals and compensation practices.

Because of our size and due to our stage of development, we do not have an extensive executive compensation program. Instead, we have a fairly simple executive compensation program that is intended to provide appropriate compensation for our executive officers.

Our current compensation arrangements for several of our executive officers, including our Chief Executive Officer, are below average compensation levels for similar positions at comparable companies. As we continue to grow, we may need to increase our recruiting of new executives from outside of the Company. This in turn may require us to pay higher compensation which may be closer to or in excess of comparable company averages.

Finally, we believe that creating stockholder value requires not only managerial talent, but active participation by all employees. In recognition of this, we try to minimize the number of compensation arrangements that are distinct or exclusive to all of our executive officers. We currently provide base salary, bonuses and long-term equity incentive compensation to a number of our employees.

Because we are an exploration company, we are in the process of refining our compensation policies and anticipate that this will be an ongoing process as our company moves forward in its exploration, testing and construction plans.

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In light of the above, since our company could develop in a number of directions, such as exploration only, or exploration with a producing mine, we have looked at a broad range of mining companies to establish our compensation packages. In general, these companies consisted of a mix of smaller to medium-sized public mining companies. Most are at late stages of a mine development project or have either one or two operating mines. Although many companies were considered for comparative purposes by our Compensation Committee, initially the Compensation Committee focused on the following companies as likely to be more relevant to our own as we develop: General Moly, Inc., Allied Nevada Gold Corp., Great Basin Gold Ltd., Gryphon Gold Corp. and Midway Gold Corp. Each company’s publicly-disclosed information was compiled to provide data on executive compensation, including base pay, other cash compensation and stock-based compensation. It is our intent to formulate executive compensation packages that are both representative of industry practices and are sufficient to attract and retain capable and experienced people.

The Board believes that the comparison companies noted above are a representative list of comparison companies currently, but expects the list to change to reflect developments in the mining industry and related markets. As we develop, the comparison companies will be selected to be comparative to our size and complexity at the time of the comparison. In addition, the comparison companies will also develop over time, which will necessarily result in changes in the composition of the comparison group. Future comparison groups may include some, none or all of the companies in the current group. For example, exploration companies may begin to operate mines or may be acquired in a merger or acquisition.

Our compensation policies and programs are designed to make us competitive with similar mining companies, to recognize and reward executive performance consistent with the success of our business and to attract and retain capable and experienced people. The Compensation Committee’s role and philosophy is to ensure that our compensation goals and objectives, as applied to the actual compensation paid to our executive officers, are aligned with our overall business objectives and with stockholder interests.

In addition to industry comparables, the Compensation Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels, including the stockholder interests, our overall financial and operating performance and the Compensation Committee’s assessment of each executive’s individual performance and contribution toward meeting our corporate objectives. As we develop, we will place increasing importance on the incentive-based component of compensation because we believe that a significant portion of an executive’s compensation should depend upon our overall corporate performance, including share price performance relative to our peer group.

2010 Executive Officer Compensation Components. For the year ended December 31, 2010, the principal component of compensation for our executive officers was a base salary.

Base Salary. Base salaries for our executive officers, other than the Chief Executive Officer (CEO), are determined by the Compensation Committee based upon recommendations by our Chief Executive Officer, taking into account such factors as salary norms in comparable companies, individual responsibilities, performance and experience of the executive officer.

The Compensation Committee, after review of compensation paid by peer group companies, supplemented by published compensation surveys of public companies and a review of the CEO’s responsibilities, performance, and experience, sets the CEO’s salary. A review of the salaries of our executive officers is conducted at least annually.

During 2007, the Compensation Committee approved increases in base salaries for our executive officers from 2006 to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee determined that in connection with the closing of the acquisition of 100% of the Clarkdale Slag Project and as a result of the increase in the scope of responsibilities of our executives during 2007, it was appropriate to review the compensation of salaries for comparable executives in the peer group. The increase in the scope of responsibilities during 2007 included the additional work performed and to be performed by the executives to acquire 100% of the Clarkdale Slag Project, design and engineer our first production module, conduct multiple financings, and supervise an increased number of employees. During its review of the peer group, the Compensation Committee decided to increase the salaries of the executive officers to reduce the size of the disparity between the compensation paid to our executive officers and the compensation paid to the executive officers in the peer group. The realignment resulted in different changes in percentage increases among our executive officers because not all of the executives required the same percentage increase to narrow the gap between our officers’ salaries and the salaries for comparable executives in the peer group. The Compensation Committee was focused on bringing the dollar amount of our executives’ salaries closer to the peer group, not on increasing the salaries at the same rate as the percentage increase of market salaries. As such, market salaries increased at a lower percentage rate than our executives’ salaries. The Compensation Committee did not have a specific formula to determine the amount of the executive compensation or the specific increases for each individual executive. In addition to industry comparables, the Compensation Committee reviewed the National Association of Corporate Directors “Report of the Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee” for 2007. Our executives’ salaries were subjectively determined in the discretion of the Compensation Committee, taking into account the foregoing factors.

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The Compensation Committee considered the lack of formal training of Mr. McNeil, our former President and Chief Executive Officer, and Mr. Ager in the specific technicalities of mineral exploration, but determined that their general business management experience merited their compensation levels, and that we could engage technical mineral exploration specialists, as necessary and appropriate. Mr. Williams’ employment agreement reflects his time commitment to us of 600-800 hours per year. The Compensation Committee did not have a specific formula to determine the amount of the executive compensation.

The 2008 and 2009 salaries for our executive officers were not increased by mutual agreement between the board and the individual executives. Continuing into 2010, the Compensation Committee decided to postpone most compensation adjustments for our executive officers due to the status of the development of our mineral properties and our focus of cash resources into those projects. Between October 1, 2010 and June 30, 2011, the executive officers and directors voluntarily agreed to reduce cash compensation by 25% as part of our cash conservation effort.

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The following charts reflect changes in the base salaries of our executive officers from 2008 to 2010:

Name	Principal Position	2009 Salary	2010 Salary	Base Salary % Change
Martin B. Oring	President and Chief Executive Officer	Not applicable	$150,000	Not applicable

Ian R. McNeil	President, Chief Executive Officer and Chairman of the Board	$190,000	$190,000	0%

Melvin L. Williams	Chief Financial Officer	$130,000	$121,875	(6.25)%

Carl S. Ager	Vice President, Treasurer, and Director	$160,000	$150,000	(6.25)%

Name	Principal Position	2008 Salary	2009 Salary	Base Salary % Change
Ian R. McNeil	President, Chief Executive Officer and Chairman of the Board	$190,000	$190,000	0%

Melvin L. Williams	Chief Financial Officer	$130,000	$130,000	0%

Carl S. Ager	Vice President, Treasurer, and Director	$160,000	$160,000	0%

Bonuses. Discretionary bonuses for executive officers are available, subject to approval by the Compensation Committee. For the year ended December 31, 2010, bonuses for executive officers were not authorized per their request.

Equity-Based Incentive Compensation. Stock options are an important component of the total compensation of executive officers. We believe that stock options align the interests of each executive with those of the stockholders. They also provide executive officers a significant, long-term interest in our success and help retain key executive officers in a competitive market for executive talent. Our 2007 Stock Option Plan authorizes the Compensation Committee to grant stock options to executive officers. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executive officers. The option grants generally expire no later than five years from the date of grant.

Further, our 2009 Stock Incentive Award Plan (“2009 Incentive Plan”) provides for grants to our employees and service providers of options to purchase shares of our common stock, rights to receive the appreciation in value of common shares, awards of common shares subject to vesting and other restrictions on transfer, and other awards based on common shares. The 2009 Incentive Plan authorizes the issuance of up 3,250,000 shares of common stock.

Further, our 2007 Stock Option Plan (the “2007 Plan”) provides that options to purchase up to 4,000,000 shares of common stock may be granted to eligible participants.

For the year ended December 31, 2010, we granted Martin B. Oring, our Chief Executive Officer and President since October 1, 2010, options to purchase up to 300,000 shares of our common stock with an exercise price of $0.91 per share (based on the closing price of our common stock on the date of grant). We granted these options to Mr. Oring in connection with his employment agreement, which was entered into on October 1, 2010. Except for Mr. Oring, equity awards for executive officers were not granted by mutual agreement between the board and the individual executives.

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Stock Ownership Guidelines. We currently do not require our directors or executive officers to own a particular amount of our common stock. The Compensation Committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Other Benefits

Health and Welfare Benefits. Our executive officers receive the same health and welfare benefits offered to other employees, including medical, and holiday pay. However, our Chief Executive Officer and President, Martin B. Oring, has voluntarily agreed not to participate in health or other benefit plans or programs otherwise in effect from time to time for our executives or employees.

Retirement Program. We currently have no Supplemental Executive Retirement Plan, or SERP, obligations. We do not have any defined benefit retirement plans.

Perquisites. We do not provide special benefits or other perquisites to any of our executive officers.

Employment Arrangements, Severance and Change of Control Benefits. Other than as described below, we are not party to any employment contracts with our officers and directors.

Martin B. Oring. On October 1, 2010, we entered into an employment agreement and non-qualified stock option agreement with Mr. Oring as our Chief Executive Officer and President. The agreement is on an at-will basis and we may terminate his employment, upon written notice, at any time, with or without cause or advance notice. We have agreed to pay Mr. Oring compensation of $150,000, which includes compensation as a director. Mr. Oring will be provided with reimbursement for reasonable business expenses in connection with his duties as Chief Executive Officer. Mr. Oring has voluntarily agreed not to participate in health or other benefit plans or programs otherwise in effect from time to time for our executives or employees. On July 1, 2011, Mr. Oring’s annual compensation was adjusted to $200,000.

In addition, on October 1, 2010, Mr. Oring was granted options to purchase up to 300,000 shares of our common stock pursuant to a non-qualified stock option agreement, with an exercise price of $0.91 per share (based on the closing price of our common stock on the date of grant). Of the 300,000 options, 100,000 options vested on execution of the agreement and an additional 100,000 options vested in connection with the execution of a Common Stock Purchase Agreement with Seaside 88, LP. The remaining 100,000 options will vest over the term of the option in connection with the hiring of a new Chief Executive Officer to replace Mr. Oring or Mr. Oring’s remaining as Chief Executive Officer for at least 30 months. In addition, all of the remaining 100,000 options will vest in connection with a significant corporate transaction generally resulting in a sale or change of control. The options also have certain accelerated vesting and forfeiture provisions in the case of certain events involving his death, disability or termination of his services with us. The options each expire on the fifth anniversary of the date that they vest, but in no event later than the tenth anniversary of the agreement.

Carl S. Ager. We entered into an employment agreement with Carl S. Ager, our Vice President, Secretary and Treasurer, effective January 1, 2006 and as amended February 16, 2007. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Ager an annual salary of $160,000. Mr. Ager voluntarily agreed to reduce his cash compensation by 25% between October 1, 2010 and June 30, 2011 as part of our cash conservation effort. In addition to his annual salary, Mr. Ager may be granted a discretionary bonus and stock options, to the extent authorized by our board. The term of the agreement is for an indefinite period, unless otherwise terminated by either party pursuant to the terms of the agreement. In the event that the agreement is terminated by us, other than for cause, we will provide Mr. Ager with six months written notice or payment equal to six months of his monthly salary.

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Melvin L. Williams. We entered into an employment agreement with Melvin L. Williams, our Chief Financial Officer, effective June 14, 2006 and as amended February 16, 2007. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Williams an annualized salary of $130,000 based on his time commitment of 600-800 hours worked. Mr. Williams voluntarily agreed to reduce his cash compensation by 25% between October 1, 2010 and June 30, 2011 as part of our cash conservation effort. In the event the employment agreement is terminated by us without cause, we have agreed to pay Mr. Williams an amount equal to three months’ salary in a lump sum as full and final payment of all amounts payable under the agreement.

Ian R. McNeil. We entered into an employment agreement with Ian R. McNeil, our President and Chief Executive Officer, effective January 1, 2006 and as amended February 16, 2007. Pursuant to the terms of the employment agreement, we had agreed to pay Mr. McNeil an annual salary of $190,000. By letter dated as of October 1, 2010, Mr. McNeil resigned as a director as our Chairman of the Board, Chief Executive Officer and President. On October 1, 2010, Mr. McNeil entered into a Separation and Release Agreement in connection with his resignation from the Board of Directors and as an executive officer of the Company. Under the terms of the Separation and Release Agreement: (i) we agreed to pay Mr. McNeil a separation payment of $15,833 per month, less applicable taxes, in semi-monthly payments for a period of 90 days from October 1, 2010; (ii) we agreed to pay for certain health benefits of Mr. McNeil during the 90 day period; and (iii) all of the options held by Mr. McNeil will expire at their current expiration dates. Mr. McNeil gave a general release to us, subject to certain exceptions for claims that cannot be waived or released by law and for any claim by Mr. McNeil for indemnification, as provided by applicable provisions of Nevada law.

Tax and Accounting Treatment of Compensation. In our review and establishment of compensation programs and payments, we consider, but do not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs on us and our executive officers. While we may consider accounting and tax treatment, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders under a proposed compensation arrangement.

Our Compensation Committee and our board have considered the potential future effects of Internal Revenue Code Section 162(m), Trade or Business Expense, Certain excessive employee remuneration (“Section 162(m)”) on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of our executive officers. There is an exemption from the $1 million limitation for performance-based compensation that meets certain requirements. In approving the amount and form of compensation for our executive officers, our compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

In order to qualify certain forms of equity based compensation, such as stock options, as performance-based compensation, each of the 2007 Stock Option Plan and 2009 Incentive Plan was submitted to and approved by our stockholders and is structured to provide 162(m) qualification to stock options and other forms of performance-based awards. Grants of equity based compensation under each of the 2007 Stock Option Plan and 2009 Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on performance criteria set forth by our compensation committee, and if certain other requirements are satisfied as set forth under Section 162(m). The compensation paid to any of our executive officers in 2009 did not exceed the $1 million threshold under Section 162(m). Thus, at the present time, neither we nor any of our executives are impacted by Section 162(m).

We monitor whether it might be in our best interest to comply with Section 162(m) of the Code, but reserve the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Compensation Committee concludes that it is in our best interest to do so. We seek to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

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We account for equity compensation paid to our employees under the rules of Accounting Standards Codification 718, “Compensation-Stock Compensation” (ASC 718), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred. We have not tailored our executive compensation program to achieve particular accounting results.

We intend that our plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Internal Revenue Code Section 409A, Inclusion in gross income of deferred compensation under nonqualified deferred compensation plans (“Section 409A”). Participation in, and compensation paid under our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A. If our plans, arrangements and agreements as administered fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

Section 409A requires programs that allow executives to defer a portion of their current income to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Our current compensation and benefit plans are not subject to Section 409A. We have reviewed our compensation arrangements with our executives and employees, and have determined that they are excepted from the requirements of Section 409A. The severance provisions and discretionary bonus provisions under our Employment Agreements fall within the short-term deferral rules of Treasury Regulations Section1.409A-1(b)(4). The equity awards issued under each of the 2007 Stock Option Plan and 2009 Incentive Plan (both statutory and nonstatutory stock options) are excepted from Section 409A. Statutory options under Internal Revenue Code Section 422 are not subject to Section 409A. Likewise, the nonstatutory options are excepted from Section 409A under Treasury Regulations Section 1.409A-1(b)(5)(i)(A) because the exercise prices for all awards issued thereunder are the fair market value of the underlying stock on the date the option was granted and the options do not include any feature for the deferral of compensation other than deferral of recognition of income until the later of the exercise or disposition of the option or the date the options become substantially vested. The underlying stock for all the options constitutes "service recipient stock" within the meaning of Treasury Regulation Section 1.409-A-1(b)(5)(iii). If we adopt new compensation plans that constitute non-qualified deferred compensation, they will be operated in compliance with Section 409A and regulatory guidance issued by the Internal Revenue Service.

Compensation Committee Report. The Compensation Committee of the Board has reviewed this Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our board that this Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following directors, who comprise the committee:

Jordan M. Estra (Chairman)

Robert D. McDougal

J.C. McFarland

Michael W. Conboy

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Summary Compensation Table

The following table sets forth all compensation received during the three years ended December 31, 2010 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the Named Executive Officers in this Report:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Martin B. Oring, Director,	2010	37,500	-	-	187,063	-	-	-	224,563
President and	2009	-	-	-	-	-	-	-	-
CEO (2)	2008	-	-	-	-	-	-	-	-

Ian R. McNeil,	2010	142,500	-	-	-	-	-	47,500	190,000
Former Director,	2009	190,000	-	-	-	-	-	-	190,000
President and	2008	190,000	-	-	-	-	-	-	190,000
CEO (3)

Carl S. Ager,	2010	150,000	-	-	-	-	-	-	150,000
Director, Vice	2009	160,000	-	-	-	-	-	-	160,000
President	2008	160,000	-	-	-	-	-	-	160,000
and
Secretary (4)

Melvin L. Williams,	2010	121,875	-	-	-	-	-	62,345	184,220
Chief Financial	2009	130,000	-	-	-	-	-	61,165	191,165
Officer (5)	2008	130,000	-	-	-	-	-	22,468	152,468

(1)	Amounts listed in this column represents the estimated fair value of option awards recognized by us under ASC 718, disregarding estimated forfeitures, for the year ended December 31, 2010, rather than amounts realized by the named individuals. See Note 9 to the consolidated financial statements (“Stock Option Plans and Warrants”) included in our Annual Report on Form 10-K/A for the year ended December 31, 2010 for our valuation assumptions for this expense.

(2)	Mr. Oring was appointed as our President and Chief Executive Officer on October 1, 2010. Mr. Oring entered into an employment agreement on October 1, 2010 for an annual compensation of $150,000, which includes compensation as a director. On July 1, 2011, Mr. Oring’s annual compensation was adjusted to $200,000.

(3)	Mr. McNeil was appointed as our President and Chief Executive Officer on October 7, 2005. Mr. McNeil resigned as our President and Chief Executive Officer on October 1, 2010. On October 1, 2010, Mr. McNeil entered into a Separation and Release Agreement in connection with his resignation from the Board of Directors and as an executive officer. Under the terms of the Separation and Release Agreement: (i) we agreed to pay Mr. McNeil a separation payment of $15,833 per month, less applicable taxes, in semi-monthly payments for a period of 90 days from October 1, 2010; and (ii) we agreed to pay for certain health benefits of Mr. McNeil during the 90 day period.

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(4)

Mr. Ager was appointed as our Secretary, Treasurer and Chief Financial Officer on October 7, 2005. Mr. Ager

entered into an employment agreement on January 1, 2006 and as amended February 16, 2007. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Ager an annual salary of $160,000. Mr. Ager voluntarily agreed to reduce his cash compensation by 25% between October 1, 2010 and June 30, 2011 as part of our cash conservation effort.

(5)	Mr. Williams was appointed as our Chief Financial Officer on June 14, 2006. Mr. Williams entered into an employment agreement on June 14, 2006 and as amended February 16, 2007. Pursuant to the terms of his employment agreement, we agreed to pay Mr. Williams an annualized salary of $130,000 based on a time commitment of 600-800 hours worked. Mr. Williams voluntarily agreed to reduce his cash compensation by 25% between October 1, 2010 and June 30, 2011 as part of our cash conservation effort. Other compensation includes direct benefit to Mr. Williams of $22,468, $61,165 and $62,345 from fees incurred in 2008, 2009 and 2010, respectively, with Cupit, Milligan, Ogden & Williams, an affiliate of Mr. Williams, to provide accounting support services. These amounts were based on the profit percentage derived by Mr. Williams from the revenue earned by Cupit Milligan in the applicable period, as applied to the fees for services provided to us.

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Outstanding Equity Awards At Fiscal Year-End

The following table provides information concerning unexercised options for each of our Named Executive Officers outstanding as of December 31, 2010:

		Option Awards
Name and Position	Number of Securities Underlying Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan wards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Awards Number of Shares or Units of Stock that Have Not Vested (#)

Martin B.	100,000	-	-	$0.91	10/01/15	-
Oring(1)	100,000	-	-	$0.91	12/22/15	-
Director,	-	100,000	-	$0.91	10/01/20	-
President	18,462	-	-	$0.975	09/30/15	-
and CEO	25,714	-	-	$0.70	06/30/15	-
	15,000	-	-	$1.20	03/31/15	-
	11,250	-	-	$1.60	12/31/14	-
	9,890	-	-	$1.82	09/30/14	-
	7,377	-	-	$2.44	06/30/14	-
	6,569	-	-	$2.74	03/31/14	-
	7,347	-	-	$2.45	12/31/13	-
	-	50,000	-	$1.45	10/06/17	-
	-	50,000	-	$1.45	10/06/16	-
	50,000	-	-	$1.45	10/06/15	-
	50,000	-	-	$1.45	10/06/14	-

Ian R. McNeil	60,000	-	-	$1.70	4/7/11	-
Former Director, President	250,000	-	-	$2.40	6/6/11	-
and CEO	24,800	-	-	$4.04	2/16/12	-

Carl S. Ager	60,000	-	-	$1.70	4/7/11	-
Director, Vice	250,000	-	-	$2.40	6/6/11	-
President,	24,800	-	-	$4.04	2/16/12	-
Treasurer and
Secretary

Melvin L. Williams	100,000	-	-	$2.06	6/14/11	-
Chief Financial	18,600	-	-	$4.04	2/16/12	-
Officer

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(1)	On October 1, 2010, Mr. Oring was granted options to purchase up to 300,000 shares of our common stock pursuant to a non-qualified stock option agreement, with an exercise price of $0.91 per share (based on the closing price of our common stock on the date of grant). Of the 300,000 options, 100,000 options vested on execution of the agreement. The remaining 200,000 options will vest over the term of the option in connection with the occurrence of certain events, as follows: (i) 100,000 options will vest in connection with an equity financing or series of financings resulting in (or a binding commitment for such a financing which will result in) gross proceeds to us of at least $5,000,000, and (ii) 100,000 options will vest in connection with the hiring of a new Chief Executive Officer to replace Mr. Oring or Mr. Oring’s remaining as Chief Executive Officer for at least 30 months. In addition, all of the remaining 200,000 options will vest in connection with a significant corporate transaction generally resulting in a sale or change of control. The options also have certain accelerated vesting and forfeiture provisions in the case of certain events involving his death, disability or termination of his services with us. The options each expire on the fifth anniversary of the date that they vest, but in no event later than the tenth anniversary of the agreement. We determined that the vesting condition related to equity financing was met on December 22, 2010 upon execution of the Common Stock Purchase Agreement with Seaside 88, LP.

Grants of Plan Based Awards

The following table sets forth information regarding awards for the year ended December 31, 2010 under our compensation plans to each of the Named Executive Officers:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($) (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)		All Other Stock Awards: Number of Shares of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Restricted Shares (3)	Stock Options(4)
Martin B. Oring		-
	10/1/2010	-	-	-	-	300,000	0.91	187,063

(1)	There was no payout under any compensation plan relating to 2010 that constitutes non-equity incentive plan awards under SEC rules. Therefore, no potential payout amounts are listed.
(2)	The only plan-based awards granted to executive officers in 2010 were stock options. No performance shares were awarded in 2010.
(3)	There were no restricted shares awarded to executive officers in 2010.
(4)	On October 1, 2010, Mr. Oring was granted options to purchase up to 300,000 shares of our common stock pursuant to a non-qualified stock option agreement. Of the 300,000 options, 100,000 options vested on execution of the agreement. The remaining 200,000 options will vest over the term of the option in connection with the occurrence of certain events, as follows: (i) 100,000 options will vest in connection with an equity financing or series of financings resulting in (or a binding commitment for such a financing which will result in) gross proceeds to us of at least $5,000,000, and (ii) 100,000 options will vest in connection with the hiring of a new Chief Executive Officer to replace Mr. Oring or Mr. Oring’s remaining as Chief Executive Officer for at least 30 months. In addition, all of the remaining 200,000 options will vest in connection with a significant corporate transaction generally resulting in a sale or change of control. The options also have certain accelerated vesting and forfeiture provisions in the case of certain events involving his death, disability or termination of his services with us. The options each expire on the fifth anniversary of the date that they vest, but in no event later than the tenth anniversary of the agreement. We determined that the vesting condition related to equity financing was met on December 22, 2010 upon execution of the Common Stock Purchase Agreement with Seaside 88, LP.
(5)	The amount reported in this column is the per share exercise price of the options, which represents the closing price for our common stock on the date of grant.
(6)	Amounts listed in this column represents the estimated fair value of option awards recognized by us under ASC 718, disregarding estimated forfeitures, for the year ended December 31, 2010, rather than amounts realized by the named individuals. See Note 9 to the consolidated financial statements (“Stock Option Plans and Warrants”) included in our Annual Report on Form 10-K/A for the year ended December 31, 2010 for our valuation assumptions for this expense.

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Option Exercises and Stock Vested

The following table shows the number of shares acquired by each of the Named Executive Officers during the year ended December 31, 2010 through stock option exercises. The table also presents the value realized upon such exercises, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price.

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)

Ian R. McNeil	500,000	$94,938
Carl S. Ager	500,000	$110,000

Potential Payments upon Termination of Employment or a Change of Control

We have entered into change in control agreements with Martin B. Oring, our President and Chief Executive Officer, Carl S. Ager, our Vice President, Secretary and Treasurer, and Melvin L. Williams, our Chief Financial Officer, in connection with their respective employment agreements. The agreement with Mr. Oring provides for the vesting of any unvested options granted in connection with his employment agreement in the event of a significant corporate transaction generally resulting in a sale or change of control. The agreements for Mr. Ager and Mr. Williams provide for payments to be made to each named executive officer upon termination of employment.

In the event that the agreement with Mr. Ager is terminated by us, other than for cause, we will provide Mr. Ager with six months written notice or payment equal to six months of his monthly salary. In the event the employment agreement with Mr. Williams is terminated by us without cause, we have agreed to pay Mr. Williams an amount equal to three months’ salary in a lump sum as full and final payment of all amounts payable under the agreement.

The severance amounts are payable in cash, in a lump sum. As of December 31, 2010, in the event of a qualifying termination, Mr. Ager would have been entitled to cash payments totaling $80,000 and Mr. Williams would have been entitled to cash payments totaling $32,500.

Director Compensation

This section provides information regarding the compensation policies for our directors and amounts paid and securities awarded to these directors in the year ended December 31, 2010.

On January 1, 2008, we agreed to pay non-employee directors compensation of $3,000 per month in cash. The non-employee directors agreed to reduce their base cash compensation by 25% between October 1, 2010 and June 30, 2011 as part of our cash conservation effort. In addition, directors have a choice between receiving $9,000 value of our common stock per quarter, where the appropriate number of shares to equal $9,000 is determined by the closing price of our stock on the last trading day of each quarter, or a number of options to purchase twice the number of shares of common stock that the director would otherwise receive if the director elected to receive shares, with an exercise price based on the closing price of our stock on the last trading day of each quarter. In the second quarter of 2011, the directors agreed to limit the number of options which may be granted to 18,000 options per quarter.

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Further, our 2009 Stock Incentive Plan for Directors (“2009 Directors Plan”) provides for grants to our directors of options to purchase shares of our common stock, rights to receive the appreciation in value of common shares, awards of common shares subject to vesting and other restrictions on transfer, and other awards based on common shares. The 2009 Directors Plan authorizes the issuance of up 750,000 shares of common stock.

In addition, on October 6, 2010, we instituted a form of indemnification agreement between the directors and us, whereby directors may be indemnified by us against claims brought against them out of their services to us. All of our current directors have entered into such an indemnification agreement.

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Martin B. Oring (4)	$57,000	-	$19,517	-	-	$76,517
Robert D. McDougal (5)	33,750	$18,000	$85,020	-	-	$136,770
Harry B. Crockett (6)	$24,000	$27,000	-	-	-	$51,000
J.C. McFarland (7)	$21,750	-	$187,739	-	-	$209,489
Jordan M. Estra (8)	$27,750	-	$255,276	-	-	$283,026
Michael W. Conboy (9)	-	-	-	-	-	-

(1)	The following stock awards were made to the directors in the table in 2010: (i) 7,500 shares for Harry B. Crocket and Robert D. McDougal at $1.20 per share (March 31, 2010), (ii) 12,857 shares for Harry B. Crocket and Robert D. McDougal at $0.70 per share (June 30, 2010), and (iii) 9,231 shares for Harry B. Crocket at $0.975 per share (September 30, 2010).

(2)	Amounts listed in this column represent the compensation expense of stock option awards recognized by us under Accounting Standards Codification 718, “Compensation—Stock Compensation,” (ASC 718) for the year ended December 31, 2010, rather than the amounts realized by the named individuals. See Note 9 to the consolidated financial statements (“Stock Option Plans and Warrants”) included in our Annual Report on Form 10-K/A for the year ended December 31, 2010 for our valuation assumptions for this expense.

(3)	The following stock option awards were made to the directors in the table in 2010, as computed in accordance with ASC 718: (i) 200,000 stock options for Jordan M. Estra with an exercise price of $1.59 and grant date fair values of $0.56 - $1.49 per share (March 1, 2010) (ii) 15,000 stock options for Martin B. Oring and 5,000 stock options for Jordan M. Estra, with an exercise price of $1.20 per share and a grant date value of $0.43 per share (March 31, 2010), (iii) 200,000 stock options for J.C. McFarland with an exercise price of $1.06 per share and a grant date values of $0.38 - $1.28 (May 3, 2010) (iv) 25,714 stock options for Martin B. Oring and Jordan M. Estra, and 17,143 stock options for J.C. McFarland, with an exercise price of $0.70 per share and a grant date value of $0.25 per share (June 30, 2010), (v) 18,462 stock options to Jordan M. Estra, Martin B. Oring, J.C. McFarland and Robert D. McDougal with an exercise price of $0.975 per share and a grant date value of $0.36 per share (September 30, 2010), (vi) 200,000 stock options for Robert D. McDougal with an exercise price of $0.61 per share and a grant date value of $0.36 per share (November 4, 2010), and (vii) 27,692 stock options for Jordan M. Estra, J.C. McFarland and Robert D. McDougal with an exercise price of $0.65 per share and a grant date value of $0.23 per share (December 31, 2010).

(4)	Mr. Oring held 601,609 stock options, which included 100,000 unvested stock options, at December 31, 2010. We granted 359,176 stock options and no stock awards to Mr. Oring in 2010. Mr. Oring’s director stock based compensation discontinued on October 1, 2010 after he was appointed as our President and Chief Executive Officer.

(5)	Mr. McDougal held 296,154 stock options and no unvested shares as stock awards, at December 31, 2010. We granted 296,154 stock options and 20,357 shares as stock awards to Mr. McDougal in 2010.

(6)	Mr. Crockett held no stock options and no unvested shares as stock awards, at December 31, 2010. We granted no stock options and 29,588 shares as stock awards to Mr. Crockett in 2010. Mr. Crockett passed away on September 29, 2010.

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(7)	Mr. McFarland held 263,297 stock options, which included 200,000 unvested stock awards, at December 31, 2010. We granted 263,297 stock options and no shares as stock awards to Mr. McFarland in 2010. Mr. McFarland joined our board of directors on May 1, 2010.

(8)	Mr. Estra held 276,868 stock options, which included 200,000 unvested stock awards, at December 31, 2010. We granted 276,868 stock options and no shares as stock awards to Mr. Estra in 2010. Mr. Estra joined our board of directors on March 1, 2010.

(9)	Mr. Conboy held no stock options and no unvested shares as stock awards, at December 31, 2010. We granted no stock options and no shares as stock awards to Mr. Conboy in 2010. Mr. Conboy joined our board of directors on October 26, 2010.

Limitation of Liability of Directors

Nevada Revised Statutes provide that, subject to certain exceptions, or unless the articles of incorporation or an amendment thereto, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation do not contain a provision which provides for greater individual liability of our directors and officers.

Our Articles of Incorporation include provisions for limiting liability of our directors and officers under certain circumstances and for permitting indemnification of directors, officers and certain other persons, to the maximum extent permitted by applicable Nevada law, including that:

•	no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, provided, that the foregoing clause will not apply to any liability of a director or officer for any act or failure to act for which Nevada law proscribes this limitation and then only to the extent that this limitation is specifically proscribed,

•	any repeal or modification of the foregoing provision will not adversely affect any right or protection of a director existing at the time of such repeal or modification,

•	we are permitted to indemnify our directors, officers and such other persons to the fullest extent permitted under Nevada law. Our current Bylaws include provisions for the indemnification of our directors, officers and certain other persons, to the fullest extent permitted by applicable Nevada law, and

•	with respect to the limitation of liability of our directors and officers or indemnification of our directors, officers and such other persons, neither any amendment or repeal of these provisions nor the adoption of any inconsistent provision of our Articles of Incorporation, will eliminate or reduce the effect of these provisions, in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for these provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

We have ongoing business relationships with affiliates of our management and principal stockholders. In particular, we have continuing obligations under the agreements under which we acquired the assets relating to our Clarkdale Slag Project. We remain obligated to pay a royalty which may be generated from the operations of the Clarkdale Slag Project to Nanominerals, one of our principal stockholders, which is an affiliate of one member of our executive management and board of directors, Carl S. Ager, and our former President and Chief Executive Officer, Ian R. McNeil. We also have engaged Nanominerals as a paid consultant to provide technical services to us. Further, one of our board members, Robert D. McDougal, serves as the chief financial officer and a director of Ireland Inc., a publicly traded, mining related company, which is an affiliate of Nanominerals. In addition, our President and Chief Executive Officer and a member of our board of directors, serves as a consultant to Ireland Inc. These persons are subject to a fiduciary duty to exercise good faith and integrity in handling our affairs. However, the existence of these continuing obligations may create a conflict of interest between us and our board members and senior executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner. In addition, Nanominerals’ interest in Ireland Inc. and its other mining related business interests may create a conflict of interest between us and our board members and senior executive management who are affiliates of Nanominerals.

Although our management intends to avoid situations involving conflicts of interest and is subject to a Code of Ethics, there may be situations in which our interests may conflict with the interests of those of our management or their affiliates. These could include:

•	competing for the time and attention of management,

•	potential interests of management in competing investment ventures, and

•	the lack of independent representation of the interests of the other stockholders in connection with potential disputes or negotiations over ongoing business relationships.

Although we have four independent directors, the board of directors has adopted a written Related Person Transactions Policy, that describes the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had, has or will have a direct or indirect material interest. There can be no assurance that the above conflicts will not result in adverse consequences to us and the interests of the other stockholders.

Prior to the adoption of the Related Person Transactions Policy on March 17, 2009, related party transactions were subject to our Code of Ethics, which was adopted July 18, 2006, and an unwritten policy that any transactions with related persons would be approved of by a majority of our independent, disinterested directors, and would comply with the Sarbanes Oxley Act and other securities laws and regulations. However, we did not have any independent directors until October 2008. At any point at which we did not have independent directors on our board, any transactions with related persons were approved of by a majority of our then disinterested directors.

The following is a description of related party transactions in the three most recent fiscal years ended December 31, 2010 and the six months ended June 30, 2010.

Transactions with Certain Former Members of Management

As of December 31, 2006, we had a related party loan payable of $382,792, which consisted of borrowings from an affiliate of our former officers and directors. In addition, $360,056 was included in accounts payable that was an intercompany payable to a former subsidiary dating back to 2002. We recorded the removal of these items at December 31, 2007 as capital transactions of related parties and increased paid-in capital by $742,848 based upon our internal review of the status of these items and determination that, based on the failure of any potential claimants to make demand for payment of such amounts, these items had been canceled by such affiliates and should be treated as capital contributions related to our restructuring.

Prior to our corporate restructuring in 2005, we had several accounts payable dating back to 2003 and prior. All of these payables were incurred in the United Kingdom. These expenses were related to business operations which were discontinued in February 2005. In 2009, we updated our internal review of the status of the payables and recorded a $270,457 gain resulting from relief of liabilities that were cleared based on expiration of United Kingdom statutes of limitations. In the first quarter of 2010, we again updated our internal review of the status of the payables and recorded a $120,688 gain resulting from the relief of the liabilities. None of these payables remain outstanding. The gains were reflected as gains from discontinued operations.

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Transactions with Searchlight Claim Owners and Affiliates of K. Ian Matheson

In connection with our February 2005 change of business, on February 8, 2005, we entered into mineral option agreements with the Searchlight Claim owners to acquire 20 mineral claims representing an area of 3,200 acres located in Clark County, south of Searchlight, Nevada. The acquisition of the Searchlight Claims was initially valued at a negotiated price between us and the claim owners of $2,000 per claim for a total of $40,000 plus actual costs incurred in maintaining the claims of $87,134. Further, on April 12, 2005, Mr. Harlingten and his affiliates transferred 95,400,000 shares of our common stock to Mr. Matheson in connection with Mr. Matheson’s bringing the business opportunity relating to the Searchlight Claims to us. Prior to entering into the option agreements with us, the Searchlight Claim owners had optioned their respective interests in the claims to Searchlight Minerals Inc. (“SMI”), a company controlled by Mr. Matheson. In connection with our acquisition of the Searchlight Claims, SMI assigned to us SMI’s rights in the Searchlight Claims under the prior option agreements with the Searchlight Claim owners. The 95,400,000 shares represented approximately 88% of the outstanding shares of common stock at the time of such transfer. Subsequently, on April 29, 2005, Mr. Matheson cancelled 70,000,000 shares of our common stock held by him for no consideration for the purpose of making our capitalization more attractive to future equity investors.

Mr. Matheson was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and as a member of our board of directors on February 10, 2005. He resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer on October 7, 2005, and resigned from our board of directors on February 16, 2007.

Under the option agreement with the Searchlight Claim owners, we had agreed to issue an aggregate of 5,600,000 shares of our common stock in four equal installments of 1,400,000 shares over a three year period to the claim owners, after which all of the claim owner’s rights and interests in the Searchlight Claims would be assigned to us. We issued the initial 4,200,000 shares of the 5,600,000 shares in three installments of 1,400,000 shares on July 7, 2005, July 27, 2006 and June 29, 2007. During the second quarter of 2008, the Searchlight Claim owners transferred title to the Searchlight Claims to us in consideration of our agreement to issue to the claim owners the balance of the 1,400,000 shares of common stock by June 30, 2008. We issued the 1,400,000 shares to the remaining Searchlight Claim owners in June 2008, and now have issued all 5,600,000 of the shares of our common stock required to be issued to the Searchlight Claim owners. We valued the shares issued to obtain the Searchlight Claims at their market price at the date of the issue. In connection with this transaction, K. Ian Matheson, a former officer, director and principal stockholder, and his wife, Debra Matheson, and his affiliated companies (including Pass Minerals Inc., Gold Crown Minerals Inc. and Kiminco Inc.), have received 1,050,000 shares of common stock. Mr. Matheson may be considered a promoter of the Company by virtue of his positions in the Company and with certain of the Searchlight Claim owners. Also, in connection with the acquisition of the Searchlight Claims in February 2005, Geotech Mining Inc. and Geosearch Mining Inc., which are affiliates of Dr. Charles A. Ager and his wife, Carol Ager, who were Searchlight Claim owners, have each received 140,000 shares of common stock with respect to the transfer of title to their interests in the Searchlight Claims under the option agreements for the Searchlight Gold Project. Dr. Ager and his affiliate, Nanominerals, were also our affiliates at the time of the final three stock issuances in connection with the option agreement to acquire the Searchlight Claims. Mr. Matheson was one of our officers and/or directors at the time of the initial two stock issuances in connection with the option agreement to acquire the Searchlight Claims, and was one of our principal stockholders at the time of all such issuances.

Transactions with Nanominerals Corp. and Affiliates

General. Nanominerals is a private Nevada corporation principally engaged in the business of mineral exploration. Nanominerals does not have any employees and relies on third party consultants for the provision of services. Nanominerals is one of our principal stockholders. Dr. Ager and Mrs. Ager, collectively own 35% of the outstanding common stock of Nanominerals. One of our executive officers and directors, Carl S. Ager, and our former President and Chief Executive Officer, Ian R. McNeil, are stockholders of Nanominerals, but neither currently serves as an officer, director or employee of Nanominerals. Messrs. Ager and McNeil each own 17.5% of the issued and outstanding shares of common stock of Nanominerals, representing an aggregate of 35% of the outstanding common stock of Nanominerals. Dr. Ager currently is the sole officer and director of Nanominerals, and controls its day to day operations. Further, Mr. Ager has given an irrevocable proxy to Dr. Ager to vote his shares of Nanominerals during the time that Mr. Ager serves as one of our directors or executive officers. Dr. Ager has sole voting and investment powers over the 16,400,000 shares and 210,228 common stock purchase warrants owned by Nanominerals. Messrs. Ager and McNeil are the son and son-in-law, respectively, of Dr. Ager and Mrs. Ager. Dr. Ager, Mr. Ager and Mr. McNeil may be considered promoters of the Company by virtue of their positions in the Company and Nanominerals. Nanominerals is the principal stockholder of another publicly traded mining company (Ireland Inc.) and has other mining related business interests which may create a conflict of interest between us and our board members and senior executive management who are affiliates of Nanominerals.

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Acquisition of Searchlight Claims. In connection with the acquisition of the Searchlight Claims in February 2005, Geotech Mining Inc. and Geosearch Mining Inc., which are affiliates of Dr. Ager and Mrs. Ager, who were Searchlight Claim owners, have each received 140,000 shares of common stock with respect to the transfer of title to their interests in the Searchlight Claims under the option agreements for the Searchlight Gold Project.

Acquisition of Interest of Joint Venture in Clarkdale Slag Project. Under the terms of an Assignment Agreement, dated June 1, 2005, and as amended on August 31, 2005 (for the purpose of extending the closing date of the transaction by requiring us to confirm receipt of $1.5 million in financing by September 15, 2005), and October 24, 2005, Nanominerals assigned to us its 50% financial interest and the related obligations arising under a Joint Venture Agreement, dated May 20, 2005, between Nanominerals and VRIC. The joint venture related to the exploration, testing, construction and funding of the Clarkdale Slag Project.

On October 24, 2005, in connection with the terms of the Assignment Agreement with Nanominerals, we issued to Nanominerals and its designates warrants to purchase 12,000,000 shares of our common stock exercisable through May 31, 2015, at an exercise price of $0.375 per share. At the instruction of Nanominerals, we issued 2,000,000 of the 12,000,000 warrants to Clarion Finanz AG, a designate of Nanominerals.

In addition, in connection with the Assignment Agreement, we paid Nanominerals $690,000 in respect of certain payments made by Nanominerals towards the acquisition of the Clarkdale Slag Project, including reimbursement of payments previously made by Nanominerals to VRIC under the Joint Venture Agreement, and reimbursement of other previously paid expenses incurred by Nanominerals relating to the Clarkdale Slag Project.

Further, under the terms of the Assignment Agreement, we assumed the obligations of Nanominerals under the Joint Venture Agreement relating to the Clarkdale Slag Project, including the funding of a four phase program:

•	drilling and ore reserve studies (Phase 1),

•	a report of the commercial, technical and environmental feasibility of the processing and smelting of metals and other mineral materials from a deposit that is prepared in such depth and detail as would be acceptable to lending institutions in the United States, or a “bankable feasibility study” (Phase 2),

•	the construction of a commercial production facility to process slag materials, as recommended by the bankable feasibility study (Phase 3), and

•	the expansion of additional commercial production capacity to process slag materials (Phase 4).

In addition, we appointed Ian R. McNeil, Carl S. Ager and Robert D. McDougal, as nominees of Nanominerals, to serve on our board of directors, thereby constituting a majority of the board members. Mr. McNeil resigned from our board of directors on October 1, 2010.

Further, under the terms of the Assignment Agreement, we have a continuing obligation to pay Nanominerals a royalty consisting of 2.5% of the “net smelter returns” on any and all proceeds of production from the Clarkdale Slag Project. Under the agreements, we agreed to pay Nanominerals a 5% royalty on “net smelter returns” payable from our 50% joint venture interest in the production from the Clarkdale Slag Project. The original June 1, 2005 assignment agreement did not include a specific definition of the term “net smelter returns.” However, the parties agreed to a specific definition of the term “net smelter returns” in the October 24, 2005 amendment, which specific definition we believe conforms with the industry standard interpretation of such term. Upon the assignment of the assignment to us of VRIC’s 50% interest in the Joint Venture Agreement in connection with our reorganization with Transylvania International, Inc., we continue to have an obligation to pay Nanominerals a royalty consisting of 2.5% of the net smelter returns on any and all proceeds of production from the Clarkdale Slag Project.

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On July 25, 2011, Nanominerals and we amended the Assignment Agreement. Pursuant to the amendment, we agreed to pay advance royalties to Nanominerals of $15,000 per month as a minimum royalty amount, effective as of January 1, 2011. The amendment also provides that the minimum royalty amount will continue to be paid to Nanominerals in every month where the amount of royalties otherwise payable under the Assignment Agreement would be less than the minimum royalty amount, and such advance royalties will be treated as a prepayment of and credited against future royalty payments under the Assignment Agreement in excess of the minimum royalty amount. In addition, fifty percent (50%) of the aggregate amount of the consulting fees paid by us to Nanominerals from 2005 through December 31, 2010 will be deemed to be prepayments of, and will be offset against, the first payments of any future royalty payments to be made to Nanominerals in excess of the minimum royalty amount that may become payable to Nanominerals under the Assignment Agreement.

The following sets forth certain information regarding the acquisition of the 50% financial interest in the Joint Venture Agreement with respect to the Clarkdale Slag Project from Nanominerals, as such information relates to Dr. Charles A. Ager, Carl S. Ager and Ian R. McNeil, who may be considered promoters of the Company by virtue of their positions in the Company and Nanominerals:

•	We acquired the assets consisting of the 50% financial interest in the Joint Venture Agreement with respect to the Clarkdale Slag Project from Nanominerals.

•	We applied ASC 805-10-25-1 with regard to the acquisition of the joint venture interest in the Clarkdale Slag Project from Nanominerals. We determined that the acquisition of the joint venture interest in the Clarkdale Slag Project did not constitute an acquisition of a business, as that term is defined in ASC 805-10-55-4, and we recorded the acquisition as a purchase of assets.

•	The Assignment Agreement and each of the August 31, 2005 and October 24, 2005 amendments, including the determination of the amount at which we acquired such assets, were negotiated on our behalf by K. Ian Matheson, who served as an executive officer and director at the time of the execution of the Assignment Agreement and the August 31, 2005 amendment and as a director at the time of the execution of the October 24, 2005 amendment.

•	The $690,000 which we paid to Nanominerals in respect of the acquisition of the Clarkdale Slag Project represents the cost to Nanominerals of the assets consisting of the rights in the Joint Venture Agreement assigned by Nanominerals in connection with the Assignment Agreement.

Consulting Arrangement with Nanominerals. Nanominerals provides us with the use of its laboratory, instrumentation, milling equipment and research facilities which has allowed us to perform tests and analysis both effectively and in a more timely manner than would otherwise be available from other such consultants. We believe that Nanominerals’ knowledge and understanding of the science and technology in our business, along with its understanding of how to implement our business plan in a practical manner, has made Nanominerals an important part of our technical team. Dr. Ager performs the services for us in his authorized capacity with Nanominerals under our consulting arrangement with Nanominerals. Nanominerals also engages the services of outside technical consultants to perform the services for us, depending on the specific goal of a particular project. Some of our consultants have worked directly with Nanominerals in an ongoing manner and performed day-to-day work and tests. The consulting services provided by Nanominerals are highly specialized and unique to the mineral exploration industry, and there is a limited number of experts that can perform these types of services. We currently do not rely solely on Nanominerals to provide us with technical expertise to guide the project technically. However, Nanominerals continues to be an important consultant to assist us with our technical challenges.

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The services provided by Nanominerals include:

•	SEM/EDS Studies: Nanominerals uses SEM/EDS to identify the minerals (gold, silver, copper and zinc) in the slag material and understand the physical make-up of the slag. This information has provided us with an understanding how to potentially liberate the minerals from the slag material by mechanical methods (grinding). This type of work is highly specialized and very unique to the mineral exploration industry.

•	Grinding Studies: Looking at the ground material again using SEM/EDS, Nanominerals has assisted us in testing a number of different grinders and variables (size of material fed to grinder, grinding time, etc.) to find the best way to mechanically liberate and expose the minerals within the slag material. Without mechanical liberation, the chemicals used in the extraction process (leaching) cannot perform. Therefore, grinding is a crucial step in the overall processing of the slag material. The unique nature of the slag material (i.e. it is very hard and abrasive and the minerals are entombed within the slag) makes the proper grinding of the slag material very difficult. Grinding and crushing are commonly used in the mining industry.

•	Analytical and Extraction Studies: Nanominerals has provided us the use of its laboratory, instrumentation, milling equipment and research facilities and has performed (and continues to perform) analytical and extraction studies for the presence of gold, silver, copper and zinc in the slag material. Nanominerals has tested different variables (chemicals, pH, ORP, machines, instruments, etc.) to attempt to determine the most effective methods to analyze and extract the desired metals.

•	Flow Sheet Development: Nanominerals, in conjunction with our technical team and consultants, helps to developed a flow sheet for the Clarkdale Project to attempt to determine methods to process the slag material on a large scale, and continues to assist us in determining the most effective methods used in the process of extracting metals from the slag material.

•	Financings: Nanominerals has introduced us to investors and potential investors which have led to participation in our previous financings. Nanominerals has also provided assistance to us when potential financiers performed technical due diligence on our projects, including making technical presentations to potential investors. We have not provided special fees to Nanominerals in connection with such financings.

We commenced our consulting arrangement with Nanominerals in 2005 following the completion of the Assignment Agreement relating to the Clarkdale Slag Project. In 2005, we only reimbursed Nanominerals for technical expenses. However, in 2006, we began to pay Nanominerals the $30,000 monthly fee, plus expense reimbursement due to the significant amount of work that Nanominerals was performing for us. This consulting arrangement was approved by the board, including by K. Ian Matheson, who has never had a direct or indirect financial interest in Nanominerals.

The board initially determined that $30,000 per month fee was a reasonable rate for Nanominerals based on several factors:

•	the technical services provided by Nanominerals were highly specialized and required scientists with significant experience in mining, metallurgy and chemistry.

•	we required a significant amount of time to be devoted to our projects (most importantly at Clarkdale). Nanominerals was available to us nearly every day (at least 100 hours per month).

•	Nanominerals had available resources, such as outside scientific contacts whom the consultant could use to perform specific work (i.e. SEM specialists, metallurgists in certain specialized fields, etc.).

•	Nanominerals had instrumentation and laboratory facilities at its disposal, either to be able to prepare or provide technical presentations and coordinate technical due-diligence presentations to prospective investors.

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•	Nanominerals was willing to provide the services to us on a month-to-month with the ability to terminate at any time.

Given the time commitment that we required and the general market rate for qualified consultants of approximately $500 per hour, anticipated monthly fees for the services that Nanominerals was to perform were estimated to be a minimum of $50,000. Given these criteria, we believe that engaging Nanominerals to perform these services at the $30,000 monthly rate, plus expense reimbursement, has provided an advantage to us over other technical consultants. Until August 31, 2010, we paid Nanominerals a $30,000 per month fee, together with expense reimbursement and some expenses, to cover their services. The monthly fee was reduced to $17,500 on September 1, 2010, and was further reduced to $15,000 on October 1, 2010. Effective January 1, 2011, Nanominerals and we agreed to replace the monthly fee with an advance royalty payment of $15,000 per month and to reimburse Nanominerals for actual expenses incurred.

 During the years ended December 31, 2008, 2009 and 2010, and the six months ended June 30, 2011, we utilized the services of Nanominerals to provide technical assistance and financing related activities primarily to the Clarkdale Slag Project and Searchlight Gold Project. In addition, Nanominerals provided us with the use of its laboratory, instrumentation, milling equipment and research facilities. For the year ended December 31, 2008, we incurred total fees and reimbursement of expenses to Nanominerals of $360,000 and $104,269, respectively. For the year ended December 31, 2009, we incurred total fees and reimbursement of expenses to Nanominerals of $360,000 and $116,145, respectively. For the year ended December 31, 2010, we incurred total fees and reimbursement of expenses to Nanominerals of $297,500 and $41,470, respectively. For the nine months ended September 30, 2011, we incurred total reimbursement of expenses to Nanominerals of $8,203 and advance royalty payments of $135,000. At September 30, 2011, we had an outstanding balance due to Nanominerals of $17,324.

November 2009 Private Placement. On November 12, 2009, we completed a private placement of 12,078,596 units of our securities of our securities to certain investors, including Nanominerals, at a purchase price of $1.25 per unit, resulting in aggregate gross proceeds to us of $15,098,245. Each unit consists of one share of our common stock and one half share of common stock purchase warrant. In connection with the private placement, Nanominerals purchased 400,000 units of securities at an aggregate purchase price of $500,000.

Transactions with Verde River Iron Company and Harry B. Crockett

Under the terms of a letter agreement, dated November 22, 2006 and as amended on February 15, 2007, with VRIC, Harry B. Crockett and Gerald Lembas, and an Agreement and Plan of Merger with VRIC and Transylvania, dated and completed on February 15, 2007, we acquired all of the outstanding shares of Transylvania from VRIC through the merger of Transylvania into our wholly-owned subsidiary, Clarkdale Minerals LLC, a Nevada limited liability company. VRIC is an affiliate of one of our principal stockholders, Marcia Crockett, who is the widow of one of our former board members, Harry B. Crockett. As a result of the merger, we own title to the approximately 200 acre property underlying a slag pile located in Clarkdale, Arizona from which we are seeking to recover base and precious metals through the reprocessing of slag material, approximately 600 acres of additional land adjacent to the project property and a commercial building in the town of Clarkdale, Arizona. In accordance with the terms of these agreements, we: (i) paid $10,100,000 in cash to VRIC, and (ii) issued 16,825,000 shares of our common stock to Harry B. Crockett and Gerald Lembas, the equity owners of VRIC, and certain designates of VRIC under the agreements, who are not our affiliates. The $10,100,000 cash payment to VRIC consisted of (i) $9,900,000 in connection with the acquisition of Transylvania and (ii) $200,000 paid to VRIC for an option to enter into the reorganization with Transylvania.

Under the terms of our 2007 agreements to acquire Transylvania with VRIC, we have the following continuing obligations:

•	we agreed to continue to pay VRIC $30,000 per month (which amount we had previously paid to VRIC under the Joint Venture Agreement since June 2005) until the earlier of: (i) the date that is 90 days after we receive a bankable feasibility study, or (ii) the tenth anniversary of the date of the execution of the letter agreement,

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•	we have agreed to pay VRIC $6,400,000 within 90 days after we receive a bankable feasibility study,

•	we have agreed to pay VRIC a minimum annual royalty of $500,000, commencing 90 days after we receive a bankable feasibility study, and an additional royalty consisting of 2.5% of the “net smelter returns” on any and all proceeds of production from the Clarkdale Slag Project. The minimum royalty remains payable until the first to occur of: (1) the end of the first calendar year in which the percentage royalty equals or exceeds $500,000, or (2) February 15, 2017. In any calendar year in which the minimum royalty remains payable, the combined minimum royalty and percentage royalty will not exceed $500,000, and

•	we have agreed to pay VRIC an additional amount of $3,500,000 from the net cash flow of the Clarkdale Slag Project after such time that we have constructed and are operating a processing plant or plants that are capable of processing approximately 2,000 tons of slag material per day at the Clarkdale Slag Project. The acquisition agreement does not include a specific provision with respect to the periods at the end of which “net cash flow” is measured, once the production threshold has been reached. Therefore, the timing and measurement of specific payments may be subject to dispute. The parties intend to negotiate a clarification of this provision in good faith before the production threshold has been reached.

We have recorded a liability for the $30,000 monthly payment commitment using imputed interest based on our best estimate of future cash flows. The effective interest rate used was 8.00%, resulting in an initial present value of $2,501,187 and imputed interest of $1,128,813. The expected term used was ten years, which represents the maximum term the VRIC liability is payable if the Project Funding Date does not occur by the tenth anniversary of the date of the execution of the letter agreement. Actual payments made under the letter agreement subsequent to the acquisition have been made as follows:

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	Total Payments	Amount Applied to Interest	Amount Applied to Principal	Balance
2/15/07 Discounted Acquisition Liability				$2,501,187

Quarter Ended 3/31/07	$60,000	$17,942	$42,058	2,459,129
Quarter Ended 6/30/07	90,000	48,910	41,090	2,418,039
Quarter Ended 9/30/07	90,000	48,082	41,918	2,376,121
Quarter Ended 12/31/07	90,000	47,239	42,761	2,333,360

2007 Totals	330,000	162,173	167,827	2,333,360

Quarter Ended 3/31/08	90,000	46,378	43,622	2,289,738
Quarter Ended 6/30/08	90,000	45,499	44,501	2,245,237
Quarter Ended 9/30/08	90,000	44,603	45,397	2,199,840
Quarter Ended 12/31/08	90,000	43,690	46,310	2,153,530

2008 Totals	360,000	180,170	179,830	2,153,530

Quarter Ended 3/31/09	90,000	42,757	47,243	2,106,287
Quarter Ended 6/30/09	90,000	41,806	48,194	2,058,093
Quarter Ended 9/30/09	90,000	40,835	49,165	2,008,928
Quarter Ended 12/31/09	90,000	39,845	50,155	1,958,774

2009 Totals	$360,000	$165,244	$194,756	$1,958,774

Quarter Ended 3/31/10	90,000	38,836	51,164	1,907,610
Quarter Ended 6/30/10	90,000	37,806	52,194	1,855,416
Quarter Ended 9/30/10	90,000	36,754	53,246	1,802,170
Quarter Ended 12/31/10	90,000	35,683	54,317	1,747,853

2010 Totals	$360,000	$149,079	$210,921	$1,747,853

Quarter Ended 3/31/11	90,000	34,589	55,411	1,692,442
Quarter Ended 6/30/11	90,000	33,474	56,526	1,635,916
Quarter Ended 9/30/11	90,000	32,336	57,664	1,578,252

2011 Totals	$270,000	$100,399	$169,601	$1,578,252

Other than the total $30,000 monthly payment, which includes imputed interest as set forth in the table above, we have accounted for the payments that are dependent upon future events as contingent payments. Upon meeting the contingency requirements described above, the purchase price of the Clarkdale Slag Project will be adjusted to reflect the additional consideration.

Transactions with Affiliate of our Chief Financial Officer

During the years ended December 31, 2010, 2009 and 2008, we utilized the accounting firm of Cupit, Milligan, Ogden & Williams, an affiliate of Melvin L. Williams, our Chief Financial Officer, to provide accounting support services.

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We incurred total fees to Cupit Milligan of $152,069, $139,011 and $83,213 for the years ended December 31, 2010, 2009 and 2008, respectively. We also reimbursed expenses to Cupit Milligan of $120 for the year ended December 31, 2008. For the six months ended June 30, 2011, we incurred total fees of $77,560 to the firm. At June 30, 2011, we had an outstanding balance due to the firm of $34,204. These accounting support services included bookkeeping input for Clarkdale facility, assistance in preparing working papers for quarterly and annual reporting, and preparation of federal and state tax filings. These expenses do not include any fees for Mr. Williams’ time in directly supervising the support staff. Mr. Williams’ compensation has been provided in the form of salary. The direct benefit to Mr. Williams of the above Cupit, Milligan fees was $37,886 for the nine months ended September 30, 2011, and $62,348, $61,165 and $22,468 for the years ended December 31, 2010, 2009 and 2008, respectively.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties.

We currently have four independent directors and the existence of these continuing obligations to our affiliates may create a conflict of interest between us and certain of our board members and senior executive management, and any disputes between us and such persons over the terms and conditions of these agreements that may arise in the future may raise the risk that the negotiations over such disputes may not be subject to being resolved in an arms’ length manner. We intend to make good faith efforts to recruit additional independent persons to our board of directors. We intend that any transactions with our affiliates will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes Oxley Act and other securities laws and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership and reports of changes in ownership of our equity securities. As of the date of this Report, and based solely on our review of the copies of such reports furnished to us and written representations from the directors and executive officers, we believe that all reports needed to be filed by current Section 16 reporting persons have been filed in a timely manner for the year ended December 31, 2010, with the exception of the following:

•	Harry B. Crockett, one of our former directors, was delinquent in the reporting of three transactions in 2010 on Form 4 which were reported on a delinquent basis on two reports,

•	Martin B. Oring, one of our directors and our President and Chief Executive Officer, was delinquent in the reporting of one transaction in 2010 on Form 4 which was reported on a delinquent basis on one report,

•	Jordan M. Estra, one of our directors, was delinquent in the reporting of one transaction in 2010 on Form 4 which was reported on a delinquent basis on one report,

•	Robert D. McDougal, one of our directors, was delinquent in the reporting of nine transactions in 2010 on Form 4 which were reported on a delinquent basis on four reports, and

•	Carl S. Ager, one of our directors and our Secretary and Vice President, was delinquent in the reporting of three transactions in 2010 on Form 4 which were reported on a delinquent basis on two reports.

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PRINCIPAL AUDITOR FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by Brown Armstrong Accountancy Corporation, our independent auditors for the years ended December 31, 2010 and 2009:

	2010	2009

Audit Fees	$71,456	$122,210
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$71,456	$122,210

The following table shows the fees paid or accrued by us for the audit and other services provided by Kyle L. Tingle, CPA, LLC for the years ended December 31, 2010 and 2009:

	2010	2009

Audit Fees	$-	-
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	813	-
Total	$813	$-

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees,” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning, and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the audit committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

56

We have received no notice of any other items submitted for consideration at the Annual Meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR the next annual meeting of stockholders

You may submit proposals, including director nominations, for consideration at future annual meetings of stockholders, as follows:

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than the close of business on November 23, 2012. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Corporate Secretary not less than sixty nor more than ninety calendar days prior to the anniversary of our annual meeting. To be timely for the next Annual Meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices between February 8, 2013 and March 20, 2013. However, in the event that the annual meeting is called for a date that is not within thirty calendar days before or after the one-year anniversary of the date of our annual meeting, to be timely, notice by the stockholder must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by us fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which we publicly announce the date of such meeting. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business,

•	the class and number of shares of the Corporation which are beneficially owned by the stockholder,

•	any material interest of the stockholder in such business, and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

57

A stockholder’s notice to the Corporate Secretary with respect to a director nomination shall set forth as to each person the stockholder proposes to nominate as a director at the annual meeting:

(i)	as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person,

•	the principal occupation or employment of such person,

•	the class and number of shares of the Corporation which are beneficially owned by such person,

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and

(ii)	as to such stockholder giving notice,

•	the name and address, as they appear on our books, of the stockholder proposing such business,

•	the class and number of shares which are beneficially owned by the stockholder, and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or the Exchange Act, as amended, that might incorporate future filings made by us under those statutes, the Audit Committee Report is not to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

58

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

By Order of the Board of Directors

/s/ Martin B. Oring
Martin B. Oring
President and Chief Executive Officer

Henderson, Nevada

March 22, 2012

59

SEARCHLIGHT MINERALS CORP.
ATTN:CARL S. AGER
#120-2441 W. HORIZON RIDGE PKWY
HENDERSON, NV 89052

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote "FOR" the election of the Class III Director Nominees under proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Martin B. Oring 02 Robert D. McDougal

The Board of Directors recommends a vote "FOR" proposals 2, 3, 4 and 5:

The Board of Directors recommends you vote "3 YEARS" on proposal 6:

	3 years	2 years	1 year	Abstain
6. To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 7:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000132304_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K/A is/are available at www.proxyvote.com .

SEARCHLIGHT MINERALS CORP.
Annual Meeting
May 8, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin B. Oring and Carl S. Ager, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Searchlight Minerals Corp. held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on March 16, 2012, at the Annual Meeting of Stockholders of Searchlight Minerals Corp. to be held on May 8, 2012, and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5, AND 7, AND FOR A 3-YEAR TIMELINE ON PROPOSAL 6, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE CLASS III DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5, AND 7, AND FOR A 3-YEAR TIMELINE ON PROPOSAL 6.

0000132304_2 R1.0.0.11699

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side.)